As Filed with the Securities and Exchange Commission on February 11, 2000


                                                      Registration No. 333-83255

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                 AMENDMENT NO. 5
                                       TO
                                    FORM SB-2
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                          STRATUS SERVICES GROUP, INC.
                 (Name of small business issuer in its charter)

Delaware                               7363                     223499261
(State or jurisdiction
of incorporation or       (Primary Standard Industrial       (I.R.S. Employer
organization)              Classification Code Number)    Identification Number)

                                 500 Craig Road
                           Manalapan, New Jersey 07726
                                 (732) 866-0300
          (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                Joseph J. Raymond
                      Chairman and Chief Executive Officer
                          Stratus Services Group, Inc.
                                 500 Craig Road
                           Manalapan, New Jersey 07726
                                 (732) 866-0300
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                        Copies of all communications to:

John A. Aiello, Esq.                       Hank Gracin, Esq.
Giordano, Halleran & Ciesla, P.C.          Lehman & Eilen, LLP
125 Half Mile Road, P.O. Box 190           50 Charles Lindbergh Blvd., Suite 505
Middletown, New Jersey 07748               Uniondale, New York 11553
(732) 741-3900                             (516) 222-0888

            Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

            If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_| ___________

            If this Form is a post-effective amendment filed pursuant to Rule 462 (c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_| ______________

            If this Form is a post-effective amendment filed pursuant to Rule 462 (d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_| ______________

            If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

            The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act of 1933, as amended, or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this Prospectus is not complete and may be changed. These securities may not be sold until the Registration Statement filed with the Securities and Exchange Commission is effective. This Preliminary Prospectus is not an offer to sell nor does it seek an offer to buy these securities, in any jurisdiction where the offer or sale is not permitted.


                 Subject to Completion, Dated February 11, 2000


PROSPECTUS


                                1,300,000 SHARES


                          STRATUS SERVICES GROUP, INC.

                                  COMMON STOCK

                    ----------------------------------------


            This is an initial public offering of shares of common stock of Stratus Services Group, Inc. All of the 1,300,000 shares of common stock are being sold by Stratus Services Group, Inc.

            Prior to this offering, there has been no public market for the common stock. Stratus currently estimates that the initial public offering price will be $6.00 per share. We have applied for quotation of our common stock on the Nasdaq Smallcap Market under the symbol "SERV."


                    ----------------------------------------

      Investing in the Common Stock involves a high degree of risk. You should purchase shares only if you can afford a complete loss. See "Risk Factors" beginning on page 4 to read about factors you should consider before buying shares of common stock.

                    ----------------------------------------

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved these securities, or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

===========================================================================================================================
                                                        Underwriting Discounts and       Proceeds, before expenses, to
                               Price to Public                 Commissions                Stratus Services Group, Inc.
Per Share............      $                          $                                $
Total................      $                          $                                $
===========================================================================================================================


            The underwriters may, subject to the terms of the underwriting agreement, purchase up to an additional 195,000 shares from Stratus at the initial public offering price, less the underwriting discount.


                    ----------------------------------------


   The underwriter expects to deliver the shares against payment in New York on _______, 2000.

      HORNBLOWER & WEEKS, INC.               DIRKS & COMPANY, INC.

               The date of this Prospectus is ________ ___, 2000.

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus. We are offering to sell, and seeking offers to buy, shares of common stock only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of the common stock. In this prospectus, references to "Stratus," "Stratus Services Group," "we," "us" and "our" refer to Stratus Services Group, Inc.

                    ----------------------------------------

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

Prospectus Summary..........................................................   2
Risk Factors................................................................   4
Use of Proceeds.............................................................   7
Dividend Policy.............................................................   7
Capitalization Table........................................................   8
Dilution....................................................................   9
Management's Discussion and Analysis of Financial Condition and
  Results of Operations.....................................................  10
Business....................................................................  15
Management..................................................................  24
Certain Relationships and Related Party Transactions........................  30
Principal Stockholders......................................................  31
Description of Securities...................................................  33
Shares Eligible for Future Sale.............................................  35
Underwriting................................................................  37
Legal Matters...............................................................  38
Experts.....................................................................  38
Additional Information......................................................  39
Index to Financial Statements............................................... F-1

                               PROSPECTUS SUMMARY

                                   The Company


            Stratus Services Group, Inc. is a New Jersey based provider of temporary staffing and engineering services. We currently operate through a network of thirteen offices in seven states. We provide a wide range of commercial staffing services including light industrial, clerical, distribution, technical, specialty and other professional services. We also have a dedicated engineering services staff providing a broad range of staffing, project consulting and outsourcing services. Our SMARTSolutions(TM) service provides a structured program to monitor and enhance the productivity of a customer's labor resources. As of December 31, 1999, we were providing approximately 1,150 staffing employees to more than 170 businesses.


            Our strategy is to continue to expand operations through internal growth and strategic acquisitions.

            Our executive offices are located at 500 Craig Road, Manalapan, New Jersey. Our phone number is (732) 866-0300.

                                  The Offering


Shares of Common Stock Offered.................................1,300,000 shares.
Shares to be Outstanding After this Offering...................5,800,469 shares.
Use of Proceeds................................................For repurchase of receivables,
                                                               repayment of
                                                               debt, recruitment
                                                               of personnel,
                                                               capital
                                                               expenditures,
                                                               working capital,
                                                               including
                                                               possible
                                                               acquisitions of
                                                               complementary
                                                               businesses and
                                                               general corporate
                                                               purposes.
Proposed Nasdaq Smallcap Market Symbol.........................SERV.

            The above information is based on shares outstanding as of January 31, 2000 and excludes 1,620,333 shares issuable upon the exercise of options and warrants to acquire our common stock that were outstanding as of January 31, 2000 and 130,000 shares issuable pursuant to warrants to be issued to the underwriter in connection with this offering. The information also assumes that the underwriter will not exercise its option to purchase additional shares of common stock in the offering.


            Unless otherwise indicated, all information contained in this prospectus, including per share data and information relating to the number of shares authorized and outstanding, has been adjusted to reflect a proposed two for three reverse split of our common stock and certain proposed amendments to our certificate of incorporation and bylaws.

                          Summary Financial Information


                                                              Year Ended                        Three Months Ended
                                                             September 30,                          December 31,
                                                             -------------                          ------------
                                                        1999             1998                     1999            1998
                                                    ------------     ------------          ------------    ------------
Statement of Operations Data:                                                               (unaudited)     (unaudited)
Revenues ...............................            $ 30,042,751     $ 24,919,639          $ 7,723,887     $ 5,912,643
Gross profit ...........................               6,365,658        4,589,921            1,995,564       1,233,524
Operating income (loss) ................                (517,952)      (1,873,055)             431,326        (779,951)
Other income (loss) ....................              (1,009,091)        (539,090)            (275,390)       (217,898)
Net earnings (loss) ....................              (1,527,043)      (2,412,145)             155,936        (997,849)
Net earnings (loss) per common share --
  Basic ................................            $       (.40)    $       (.67)         $       .04     $      (.27)
Net earnings (loss) per common share --
  Diluted ..............................            $       (.40)    $       (.67)         $       .03     $      (.27)
Weighted average shares
outstanding per common share -
  Basic ................................               3,828,530        3,602,086          $ 4,308,131     $ 3,719,733
  Diluted ..............................               3,828,530        3,602,086          $ 4,492,024     $ 3,719,733

                                                             Fiscal 1999                                              Fiscal 2000
                            --------------------------------------------------------------------------------      -----------------
                              Quarter Ended         Quarter Ended      Quarter Ended        Quarter Ended           Quarter Ended
                            December 31, 1998      March 31, 1999      June 30, 1999      September 30, 1999      December 31, 1999
                            -----------------      --------------      -------------      ------------------      -----------------
Quarterly Operations Data
(Unaudited)
Revenues .................    $ 5,912,643           $ 7,007,582         $ 8,343,592          $ 8,778,934              $7,723,887
Gross profit .............      1,233,524             1,378,991           1,807,976            1,945,167               1,995,564
Operating income (loss) ..       (779,951)             (494,690)            326,823              429,866                 431,326
Other income (loss) ......       (217,898)             (261,315)           (251,774)            (278,104)               (275,390)
Net earnings (loss) ......       (997,849)             (756,005)             75,049              151,762                 155,936

The selected balance sheet data, as adjusted, gives effect to the sale of the 1,300,000 shares of common stock being offered hereby and anticipated application of the estimated net proceeds therefrom, including the repayment of debt upon completion of the offering. Also gives effect to the conversion of $700,000 of debt to equity which will occur upon the consummation of this offering.

                                                       As of December 31,
                                                              1999
                                                 ----------------------------
                                                     Actual       As Adjusted
                                                 --------------   -----------
Selected Balance Sheet Data:
Cash ..........................................  $    11,192      $ 3,709,348
Due from factor ...............................      256,468          256,468
Accounts receivable ...........................    1,158,384        1,158,384
Other assets ..................................    3,373,044        3,231,067
Total assets ..................................    4,799,088        8,355,267
Notes and loans payable .......................    2,602,955          666,000
Accrued payroll and taxes .....................      503,990          503,990
Accounts payable, accrued expenses and other ..    2,098,112          591,246
Total liabilities .............................    5,205,057        1,761,236
Temporary equity ..............................      520,000               --
Stockholders' equity (deficiency) .............     (925,969)       6,594,031

                                  RISK FACTORS

            We have a history of net losses and if we do not become profitable in the future, our financial condition and our stock price could suffer.


            We cannot assure investors that we will become profitable in the future. We have incurred net losses in recent periods, including net losses of $477,044 in our inception period from August 11, 1997 through September 30, 1997, $2,412,145 in the year ended September 30, 1998 and $1,527,043 in the year ended September 30, 1999. As a result of our losses we have a stockholders' deficiency of $925,969 as of December 31, 1999. We can provide no assurances that our operations will be profitable in the future.


            There are doubts as to our ability to continue in business.

            Our auditors have qualified our Financial Statements for the year ended September 30, 1999 with a qualification which raises doubts as to our ability to continue as a going concern. While we have plans to use the funds raised from this offering to increase sales and reduce debt in order to reduce the demand on working capital, there can be no assurance as to when these plans will be implemented and if implemented, whether they will be successful.

            We may have sold securities in violation of applicable securities laws, which could give purchasers of these securities the right to seek refunds or damages, which could reduce the proceeds available from this offering.

            In issuing securities prior to this offering, we relied upon certain provisions of federal and state securities laws which provide "private placement exemptions" from the registration requirements of the securities laws. Because we may not have complied with all of the applicable exemption requirements, certain investors who acquired our securities may have a right to obtain a recovery of the consideration paid in connection with their purchase of our securities or, if they have already sold the securities, to recover damages against us. We estimate that these refunds or damages could total up to approximately $1,700,000. In addition, we could be subject to additional liabilities if state or federal authorities were to assert violations of the securities laws against us. In order to limit our liability and to cure the potential violations, our plan, after the completion of this offering, is to make a rescission offer to investors who may have acquired shares in transactions that were not exempt from federal and state registration requirements. In accordance with state securities laws, we expect that the rescission offer will offer the investors the right to receive the value of the consideration paid to us for the securities, plus interest. In view of the proposed offering price of the common stock offered by this prospectus, we do not anticipate that any significant number of investors will accept the rescission offer or that the rescission offer will have any material adverse effect on our financial condition.

            Delays implementing our internal growth strategy may reduce anticipated cash flow and place a strain on our management resources, which could adversely affect our operating performance.

            Any significant delay in the opening of new offices or the failure of new offices to achieve anticipated performance levels could adversely impact our operations and expansion plans and have a material adverse effect on our business. We have grown in recent years by opening new offices and increasing the volume of services provided through existing offices. We cannot assure you that we will continue to be able to maintain or expand our market presence in current locations or to successfully enter other markets.

            Future acquisitions could increase the risk of our business.

            As part of our business strategy, we expect to review acquisition prospects that would complement our existing business. We anticipate that we will acquire other businesses or assets meeting our strategic goals that can be purchased on terms acceptable to us. We may not locate suitable acquisition opportunities. Any future acquisitions would expose us to increased risks, including:

            o issuances of equity securities that may dilute existing stockholders;

            o     increased debt obligations or contingent liabilities;

            o     risks associated with the assimilation of new operations;

            o     the diversion of resources from our existing operations;

            o the inability to retain the customers of acquired businesses and generate sufficient revenues from new operations to offset associated acquisition costs;

            o the maintenance of uniform standards, controls, procedures and policies; and

            o the impairment of relationships with employees and customers as a result of any integration of new management personnel.

            If these risks materialize, future acquisitions could require additional capital investment or result in additional operating losses, amortization of goodwill and other intangible assets or other charges against earnings.

            If we are not able to hire and retain a sufficient number of qualified temporary employees, our business may suffer.

            Since our "product" is the temporary employees we provide to our clients, our future success will depend on our ability to attract, train, retain and motivate suitably qualified personnel. Competition for such personnel in the staffing services industry is particularly intense and frequently we are required to hire a substantial number of employees within a short time frame in order to begin servicing a client. We compete with other temporary staffing companies, as well as our customers and other employers for qualified personnel. If we are unable to continue to recruit additional qualified personnel our business and planned growth could suffer.



               SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS.

            Some of the statements under the "Prospectus Summary", "Risk Factors", "Use of Proceeds", "Management's Discussion and Analysis of Financial Condition and Results of Operations", "Business" and elsewhere in this prospectus constitute forward-looking statements. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels or activity, performance, or achievements expressed or implied by such forward-looking statements. Such factors include, among other things, those listed under "Risk Factors" and elsewhere in this prospectus.

            In some cases, you can identify forward-looking statements by terminology such as "may", "will", "should", "could", "expects", "plans", "anticipates", "believes", "estimates", "predicts", "potential", or "continue" or the negative of such terms or other comparable terminology.

            Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, or achievements. Moreover, neither we, nor any other person assumes responsibility for the accuracy and completeness of such statements. We are under no duty to update any of the forward-looking statements after the date of this prospectus.

                                 USE OF PROCEEDS

            The net proceeds to us from the sale of 1,300,000 shares of common stock being offered by us are estimated to be approximately $6,300,000. This estimate is based on an assumed public offering price of $6.00 per share, after deducting the estimated underwriting discounts and commissions and the estimated offering expenses.

            We intend to use the net proceeds of this offering as follows:


                                                                                               $                %
                                                                                          ----------          ----
            o     repay outstanding debt incurred to support our operations
                  which bears interest at a rate of 18% per annum and which
                  becomes due upon completion of this offering:                           $1,250,000          19.8

            o     recruit, hire and retain qualified management-level personnel:          $  700,000          11.1

            o     reduce outstanding trade payables:                                      $  700,000          11.1

            o     repay acquisition debt:                                                 $  666,000          10.6

            o     pay outstanding indebtedness to attorneys incurred in
                  connection with various litigation:                                     $  472,000           7.5

            o     purchase computers and other equipment:                                 $  250,000           4.0

            o     pay accrued compensation to three of our executives:                    $  143,000           2.3

            o     for marketing and promotion:                                            $  125,000           2.0

            o     to develop our website and expand our internet presence:                $  125,000           2.0
                                                                                          ----------          ----
                                                                                          $4,431,000          70.4

            The balance of the funds, representing approximately 29.7% of the net proceeds will be used for working capital and general corporate purposes. We may also use a portion of the net proceeds to acquire additional businesses that we believe will complement our current or future business. However, we have no specific plans, agreements or commitments to do so and although we are in frequent discussion with potential acquisition targets, at this time there are no discussions that we believe can be considered likely to result in a transaction. The amounts that we actually expend for general corporate purposes will vary significantly depending on a number of factors, including future revenue growth, if any, and the amount of cash we generate from operations. As a result, we will retain broad discretion in the allocation of a portion of the net proceeds of this offering. Pending these uses, we will invest the net proceeds in short-term, interest-bearing, investment grade securities.


                                 DIVIDEND POLICY

            We have never declared or paid any cash dividends on our common stock. We currently intend to retain any future earnings for financing growth and do not expect to pay any dividends in the foreseeable future.

                                 CAPITALIZATION


The following table sets forth our capitalization as of December 31, 1999:


      o     on an actual basis;


      o on a pro forma basis to reflect our sale of common stock at an assumed initial public offering price of $6.00 per share, after deducting underwriting discounts and commissions and estimated offering expenses payable by us, and the anticipated application of the net proceeds therefrom, including the repayment of debt upon completion of the offering, and the conversion of $700,000 notes payable -- acquisition into 116,666 shares of common stock and the transfer of $520,000 of temporary equity into stockholders' equity which will occur upon completion of this offering.


You should read this information together with our financial statements and the notes to those statements appearing elsewhere in this prospectus.


                                                               Actual      Pro forma
                                                               ------      ---------
Loans payable ........................................   $  1,236,844    $         --
Notes payable - acquisition ..........................      1,366,000         666,000

Temporary equity - put options                                520,000              --

Stockholders' equity (deficiency):
  Common stock, $.01 par value, 10,000,000 shares
    authorized, 4,349,137, shares issued and
    outstanding (actual), 5,800,469 shares issued
    and outstanding (pro forma).......................         43,492          58,005

  Additional paid-in capital .........................      3,393,835      10,899,322
  Deferred compensation ..............................       (103,000)       (103,000)
  Accumulated deficit ................................     (4,260,296)     (4,260,296)
                                                         ------------    ------------

Total stockholders' equity (deficiency) ..............       (925,969)      6,594,031
                                                         ------------    ------------

Total capitalization .................................   $  2,196,875    $  7,260,031
                                                         ============    ============

                                    DILUTION


      At December 31, 1999 we had a pro forma negative net tangible book value of $(2,010,000) or approximately $(.45) per share. Pro forma net tangible book value per share represents the amount of our total tangible assets reduced by the amount of our total liabilities and divided by the total number of shares of common stock outstanding after giving effect to the conversion of $700,000 of indebtedness into 116,666 shares of common stock which will occur upon completion of this offering. Dilution in pro forma net tangible book value per share represents the differences between the amount per share paid by purchasers of shares of common stock in this offering and the pro forma net tangible book value per share of common stock immediately after the completion of this offering. After giving effect to the sale of the 1,300,000 shares of common stock offered by us at an assumed initial public offering price of $6.00 per share, and after deducting the underwriting discount and estimated offering expenses payable by us, our pro forma net tangible book value at December 31, 1999 would have been approximately $4.3 million or $0.74 per share of common stock. This represents an immediate increase in pro forma net tangible book value of $1.19 per share to existing stockholders and an immediate dilution of $5.26 per share or 87.7% to new investors of common stock. The following table illustrates this dilution on a per share basis:

Assumed initial public offering price per share ....                      $6.00
    Pro forma net negative tangible book value per
      share as of December 31, 1999 ................           (.45)
    Increase per share attributable to new
      investors ....................................           1.19
Pro forma net tangible book value per share after
  this offering ....................................                        .74
Dilution per share to new investors ................                      $5.26

            The following table summarizes on a pro forma basis after giving effect to the offering (based on an assumed initial public offering price of $6.00 per share). The differences between the existing stockholders and new investors with respect to the number of shares of common stock purchased from us, the total consideration paid to us and the average price per share paid:

                                                                                    Average Price
                                Shares Purchased           Total Consideration        Per Share
                             ---------------------      -----------------------     -------------
                              Number       Percent         Amount       Percent
                             ---------     -------      -----------     -------
Existing stockholders        4,500,469       77.6%      $ 5,652,000       42.0%         $1.26
New Investors .......        1,300,000       22.4%        7,800,000       58.0%          6.00
                             ---------      -----        ----------      -----
  Total .............        5,800,469      100.0%       13,452,000      100.0%
                             =========      =====        ==========      =====

            The foregoing discussions and tables assume no exercise of any of the options and warrants outstanding as of December 31, 1999. To the extent these options and warrants are exercised, there will be further dilution to investors.

   MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF
                                   OPERATIONS

            The following discussion should be read in conjunction with the financial statements and notes thereto appearing elsewhere in this Prospectus.

      Introduction

            We provide a wide range of staffing and engineering services nationally through a network of thirteen offices in seven states. Although we were incorporated on March 11, 1997, operations effectively commenced on August 11, 1997 with the acquisition of certain operating assets of Royalpar Industries, Inc. and its subsidiaries. Since August 1997, through internal growth and two acquisitions, which were completed in August 1998 and January 1999, we have grown from the original five Royalpar offices in five states.

            We recognize revenues based on hours worked by assigned personnel. Generally, we bill our customers a pre-negotiated fixed rate per hour for the hours worked by our temporary employees. We are responsible for workers' compensation, unemployment compensation insurance, Medicare and Social Security taxes and other general payroll related expenses for all of the temporary employees we place. These expenses are included in the cost of revenue. Because we pay our temporary employees only for the hours they actually work, wages for our temporary personnel are a variable cost that increases or decreases in proportion to revenues. Gross profit margin varies depending on the type of services offered. Our Engineering Services typically generate higher margins while Staffing Services typically generates lower margins. In some instances, temporary employees placed by us may decide to accept an offer of permanent employment from the customer and thereby "convert" the temporary position to a permanent position. Fees received from such conversions are included in our revenues. Selling, general and administrative expenses include payroll for management and administrative employees, office occupancy costs, sales and marketing expenses and other general and administrative costs.

            Results of Operations

            The following table sets forth certain selected operating results for the fiscal years ended September 30, 1999 and 1998 and the three months ended December 31, 1999 and 1998.


                              Year ended                Year ended                 Three Months Ended        Three Months Ended
                          September 30, 1999        September 30, 1998              December 31, 1999         December 31, 1998
                        ======================    ======================         ======================    ======================
                                                                                       (Unaudited)              (Unaudited)
Revenues .............  $ 30,042,751    100.0%    $ 24,919,639    100.0%         $  7,723,887    100.0%    $  5,912,643    100.0%
Cost of Revenues .....    23,677,093     78.8%      20,329,718     81.6%            5,728,323     74.2%       4,679,119     79.1%

Gross Profit .........     6,365,658     21.2%       4,589,921     18.4%            1,995,564     25.8%       1,233,524     20.9%

Selling, general and
  administrative
  expenses ...........    (6,091,792)   -20.3%      (5,751,875)   -23.1%           (1,473,795)   -19.1%      (1,406,998)   -23.8%
Depreciation and
  amortization .......      (196,818)    -0.6%         (40,656)    -0.1%              (70,443)    -0.9%         (11,477)    -0.2%
Provision for recourse
  obligation .........      (595,000)    -2.0%        (670,445)    -2.7%              (20,000)    -0.2%        (595,000)   -10.1%
Earnings (loss) from
  operations .........      (517,952)    -1.7%      (1,873,055)    -7.5%              431,326      5.6%        (779,951)   -13.2%

Other income
  (expenses):
Finance charges ......      (722,020)    -2.4%        (524,649)    -2.1%             (173,115)    -2.2%        (199,448)    -3.4%
Interest expense .....      (309,257)    -1.1%         (48,170)    -0.2%             (104,172)    -1.4%         (31,600)    -0.5%
Other income .........        22,186      0.1%          33,729      0.1%                1,897       --           13,150      0.2%
                        ------------    -----     ------------    -----          ------------    -----     ------------    -----
Net Earnings (loss) ..  ($ 1,527,043)    -5.1%    ($ 2,412,145)    -9.7%         $    155,936      2.0%    $   (997,849)   -16.9%
                        ============    =====     ============    =====          ============    =====     ============    =====


Year Ended September 30, 1999 Compared to Year Ended September 30, 1998

            Revenues. Revenues increased 20.6% to $30,042,751 for the year ended September 30, 1999 from $24,919,639 for the year ended September 30, 1998. Revenues increased primarily as a result of acquisitions in 1999 and the implementation of our first SMARTSolutions(TM) program in December 1998.

            Gross profit. Gross profit increased 38.7% to $6,365,658 for the year ended September 30, 1999 from $4,589,921 for the year ended September 30, 1998. Gross profit as a percentage of revenues increased to 21.2% for the year ended September 30, 1999 from 18.4% for the year ended September 30, 1998. This increase was due to successfully implementing our plan to seek higher gross margin business.


            Selling, General and Administrative Expenses. Selling, general and administrative expenses, not including depreciation and amortization, increased 5.9% to $6,091,792 for the year ended September 30, 1999 from $5,751,875 for the year ended September 30, 1998. Selling, general and administrative expenses as a percentage of revenues decreased to 20.3% for the year ended September 30, 1999 from 23.1% for the year ended September 30, 1998. Selling, general and administrative expenses in the year ended September 30, 1998 includes $798,000 for the settlement of litigation and associated legal and other costs. Selling, general and administrative expenses in the year ended September 30, 1999 includes $173,000 for legal fees in connection with our administrative actions pertaining to the attempted unionization of a customer facility. Also, in anticipation of making acquisitions and introducing our SMARTSolutions program, we incurred significant costs without a corresponding increase in revenues. We believe that revenues can increase significantly without incurring a proportionate increase in selling, general and administrative expenses.

            Depreciation and Amortization. Depreciation and amortization expenses increased 384.1% to $196,818 for the year ended September 30, 1999 from $40,656 for the year ended September 30, 1998. Depreciation and amortization expenses as a percentage of revenues increased to 0.6% for the year ended September 30, 1999 from 0.1% for the year ended September 30, 1998. This increase was primarily due to the amortization of goodwill associated with the acquisition of certain assets of B&R Employment, Inc. in January 1999.


            Provision for recourse obligation. Provision for recourse obligation is the estimated amount of uncollectible accounts receivable sold to a factor which the factor may obligate us to repurchase. This amount decreased 11.3% to $595,000 for the year ended September 30, 1999 from $670,445 for the year ended September 30, 1998. Provision for recourse obligation as a percentage or revenues decreased to 2.0% for the year ended September 30, 1999 from 2.7% for the year ended September 30, 1998. Almost all of this amount was due to the uncertainty of recoverability of one account and a group of affiliated psychiatric clinics.


            Finance charges. Finance charges increased 37.6% to $722,020 for the year ended September 30, 1999 from $524,649 for the year ended September 30, 1998. As a percentage of revenues, finance charges increased to 2.4% for the year ended September 30, 1999 from 2.1% for the year ended September 30, 1998. This increase was due to a small increase in the average days' outstanding of the accounts receivable sold.

            Interest expense. Interest expense increased 542.0% to $309,257 for the year ended September 30, 1999 from $48,170 for the year ended September 30, 1998. As a percentage of revenues, interest expense increased to 1.1% for the year ended September 30, 1999 from 0.2% for the year ended September 30, 1998. This increase was due to increased borrowings necessary to satisfy a litigation settlement and a working capital shortfall.


            Net Loss. As a result of the foregoing, the net loss decreased 36.7% to $1,527,043 for the year ended September 30, 1999 from $2,412,145 for the year ended September 30, 1998. The net loss as a percentage of revenues decreased to 5.1% for the year ended September 30, 1999 from 9.7% for the year ended September 30, 1998. We have a net loss carryforward for Federal income tax purposes of $2,109,000 at September 30, 1999.

Three Months Ended December 31, 1999 Compared to Three Months Ended December 31, 1998

      Revenues. Revenues increased 30.6% to $7,723,887 for the three months ended December 31, 1999 from $5,912,643 for the three months ended December 31, 1998. Revenues increased primarily as a result of the growth of our SMARTSolutions division which began its first programs in December 1998.

      Gross Profit. Gross profit increased 61.8% to $1,995,564 for the three months ended December 31, 1999 from $1,233,524 for the three months ended December 31, 1998. Gross profit as a percentage of revenues increased to 25.8% for the three months ended December 31, 1999 from 20.9% for the three months ended December 31, 1998. This increase was due to successfully implementing our plan to seek higher gross margin business.

      Selling, General and Administrative Expenses. Selling, general and administrative expenses, not including depreciation and amortization, increased 4.7% to $1,473,795 for the three months ended December 31, 1999 from $1,406,998 for the three months ended December 31, 1998. Selling, general and administrative expenses as a percentage of revenues decreased to 19.l% for the three months ended December 31, 1999 from 23.8% for the three months ended December 31, 1998. In anticipation of making acquisitions and introducing our SMARTSolutions program, we incurred significant costs without a corresponding increase in revenues for the three months ended December 31, 1998. We believe that revenues can increase significantly without incurring a proportionate increase in selling, general and administrative expenses.

      Depreciation and Amortization. Depreciation and amortization expenses increased 513.8% to $70,443 for the three months ended December 31, 1999 from $11,477 for the three months ended December 31,1998. Depreciation and amortization expenses as a percentage of revenues increased to 0.9% for the three months ended December 31, 1999 from 0.2% for the three months ended December 31, 1998. This increase was primarily due to the amortization of goodwill associated with the acquisition of certain assets of B&R Employment, Inc. in January 1999.

      Provision for Recourse Obligation. Provision for recourse obligation is the estimated amount of uncollectible accounts receivable sold to a factor which the factor may obligate us to repurchase. This amount decreased 96.6% to $20,000 for the three months ended December 31, 1999 from $595,000 for the three months ended December 31, 1998. Provision for recourse obligation as a percentage of revenues decreased to 0.2% for the three months ended December 31, 1999 from 10.1% for the three months ended December 31, 1998. Almost all of the amount for the three months ended December 31, 1998 was due to the uncertainty of recoverability of accounts with which we ceased doing business with during that same time period. We believe that the $20,000 provision for recourse obligation for the three months ended December 31, 1999 is sufficient.

      Finance Charges. Finance charges decreased 13.2% to $173,115 for the three months ended December 31, 1999 from $199,448 for the three months ended December 31, 1998. As a percentage of revenues, finance charges decreased to 2.2% for the three months ended December 31, 1999 from 3.4% for the three months ended December 31, 1998. This decrease was due to improved collections which reduced the average days' outstanding of the accounts receivable sold.

      Interest Expense. Interest expense increased 229.7% to $104,172 for the three months ended December 31, 1999 from $31,600 for the three months ended December 31, 1998. As a percentage of revenues, interest expense increased to 1.4% for the three months ended December 31, 1999 from 0.5% for the three months ended December 31, 1998. This increase was due to increased borrowings necessary to fund a working capital shortfall.

      Net Earnings (Loss). As a result of the foregoing, we had net earnings of $155,936 for the three months ended December 31, 1999 compared to a net loss of $997,849 for the three months ended December 31, 1998. The net earnings as a percentage of revenues was 2.0% for the three months ended December 31, 1999. The net loss for the three months ended December 31,1998 as a percentage of revenues was (16.9)%.

Liquidity and Capital Resources

      Net cash used in operating activities was $994,445 and $639,448 in the year ended September 30, 1999 and 1998, respectively and $979,842 and $918,878 in the three months ended December 31, 1999 and 1998, respectively. Approximately $138,000 and $527,000 of the cash used in operating activities in the year ended September 30, 1999 and 1998, respectively, was for the settlement of litigation and related costs. Approximately $940,000 was used to reduce the balance due to the factor in the three months ended December 31, 1999.

      Net cash used in investing activities was $478,396 and $186,477 in the year ended September 30, 1999 and 1998, respectively and $73,326 and $70,824 in the three months ended December 31, 1999 and 1998, respectively. Cash used in investing activities for the years ended September 30, 1999 and 1998 was attributable to the acquisitions and capital expenditures. The acquisition of J.P. Industrial LLC resulted in a use of cash of $85,000 and $89,688 in the year ended September 30, 1999 and 1998, respectively. The acquisition of certain assets of B&R and certain accounts of Adapta resulted in a use of cash of $194,930 in the year ended September 30, 1999. Cash used in investing activities in the three months ended December 31, 1999 and 1998 was attributable to capital expenditures.

      Net cash provided by financing activities was $1,645,926 and $983,080 in the year ended September 30, 1999 and 1998, respectively and $641,288 and $775,000 in the three months ended December 31, 1999 and 1998, respectively. The sources of cash provided by financing activities were from the net proceeds of borrowings and private placements of our common stock and debt. During the year ended September 30, 1999, $1,092,762 of indebtedness was converted into 291,403 shares of our common stock. During the three months ended December 31, 1999, $300,000 of indebtedness was converted into 76,667 shares of our common stock.

      Our principal uses of cash are to fund temporary employee payroll expense and employer related payroll taxes; investment in capital equipment; start-up expenses of new offices; expansion of services offered; and costs relating to other transactions such as acquisitions and legal expenses. Temporary employees are paid weekly. Although we sell substantially all of our accounts receivable to a factor, the factor initially only remits to us 90% of the face amount of the accounts receivable purchased. The net balance after the purchase fee and other costs of the factor are remitted to us after the factor receives the customer remittance which is generally 45 days from the time work was performed by the temporary employees.

      Expansion of our services requires expenditures for marketing and personnel costs at varied levels up to six months in advance of generating any revenues. While there can be no assurance, we believe that the proceeds of this offering, funds currently on hand and funds to be provided by operations will be sufficient to meet our need for working capital for the next 12 months. Our estimate of the time that the proceeds of this offering, funds currently on hand and funds provided by operations will be sufficient to meet our working capital needs is a forward-looking statement that is subject to risks and uncertainties. Actual results and working capital needs could differ materially from those estimated due to a number of factors.

Year 2000 Readiness Disclosure


            We have not experienced any material adverse consequences as the result of the impact of Year 2000 issues on our computuer based systems and applications or the computer based systems of our vendors and customers. We have tested all of our desktop computers and computers used in our centralized network for Year 2000 compliance with Year 2000 compliance testing software. All units are Year 2000 compliant. There are a number of non-information embedded systems impacting on our operations over which we have no control, including building security and telephone. We have surveyed the system providers or those responsible for the maintenance of the systems who have indicated that the systems are Year 2000 compliant. All software programs on which we rely are warranted by the manufacturer or vendor to be Year 2000 compliant.


            We have surveyed our vendors and customers to assess their Year 2000 compliance status. If our customers are not Year 2000 compliant, they may experience disruptions to operations, material costs to remedy problems and litigation costs. In addition, these customers may delay payment of outstanding accounts, which would affect our operations. We are also subject to external forces that might generally affect industry and commerce, such as utility, transportation company or Internet interruptions caused by Year 2000 compliance failures. As a result, our business, financial condition and results of operations could be seriously impacted.

            We have funded our Year 2000 plan from cash balances. It is not possible to identify the costs expended to address the Year 2000 problem as the review was conducted as part of our installation and usual maintenance program. We do not expect to expend further funds in addressing the Year 2000 problem except where additional assets are acquired that could be affected by the Year 2000 problem. In such a case, a Year 2000 review will be conducted on that asset.


      As all of our hardware systems have been tested to be Year 2000 compliant and all software on which our operations are dependent is warranted to be Year 2000 compliant, a Year 2000 contingency plan was not considered to be necessary. We believe that the most significant Year 2000 problems which could affect us are those relating to our customers or to external forces that might generally affect industry and commerce, such as utility or transportation company interruptions. However, no such problems have been encountered to date.

                                    BUSINESS

General


            We were incorporated in March 1997 and purchased certain assets of Royalpar Industries, Inc. and subsidiaries, corporations that were the subject of a bankruptcy proceeding, in August 1997. The purchase provided a foundation to become a national provider of comprehensive staffing services through five offices in Arizona, California, Colorado, New Jersey, and Texas. Subsequently we opened or purchased additional offices in Florida, Oregon and Delaware. As of December 31, 1999, we were operating through a network of eighteen offices in nine states including Staffing Services offices in Arizona, California, Colorado, Delaware, Florida, New Jersey and Texas; Engineering Services offices in California and New Jersey and SMARTSolutions programs at client facilities in New Jersey (3), California (1), Michigan (2) and Ohio (1).


            We believe that as businesses increasingly outsource a wider range of human resource functions in order to focus on their core operations, they will require more sophisticated and diverse services from their staffing providers. We have structured Stratus to endeavor to service these needs. In addition to supplying temporary workers for short-term needs, our Staffing Services Division also provides extended-term temporary employees, temporary-to-permanent placements, recruiting, permanent placements, payroll processing, on-site supervising and human resource consulting. Our Engineering Services Division provides a full range of services including staff augmentation and in-house design work. Through our SMARTSolutions Division, we provide a comprehensive, customized staffing program designed to reduce labor and management costs and increase workforce efficiency.

            Our emphasis on providing comprehensive staffing solutions is intended to appeal to a broad range of potential clients, including regional and national companies. It is our intent to provide companies with a single-source solution to their staffing needs by combining, integrating and cross-selling services already provided by our three divisions. It is anticipated that cross-marketing will enable us to reduce our business development costs and serve larger companies seeking comprehensive staffing services on a regional or national basis. We believe that a comprehensive service offering approach will assist us in establishing multiple contacts within existing and new clients that should contribute to more extensive and longer-term relationships.

Staffing Services Industry Overview

            The staffing industry encompasses a wide range of services to businesses, professional and service organizations and government agencies. The U.S. staffing industry has grown rapidly in recent years as organizations have sought to reduce costs and improve operating efficiency by outsourcing human resource functions. Staffing Industry Analysts, Inc. estimates that gross revenues across the entire U.S. staffing industry have grown since 1991 at a compound annual growth rate of 18.8%, from approximately $31.4 billion in 1991 to approximately $75 billion in 1998. The National Association of Temporary Staffing Services reports that more than 90% of all businesses used temporary staffing employees in 1998.

            The U.S. staffing industry is highly fragmented and has begun to experience consolidation, particularly with respect to temporary staffing companies. Recent industry reports indicate that over 9,300 companies provide temporary staffing services in the United States. Many of these companies are small, owner-operated businesses with limited access to capital for development and expansion. We believe that the industry is consolidating in response to:

      o the increased demands of companies for a single supplier of a full range of staffing and human resource services,

      o increased competition from larger, better capitalized competitors and

      o     owners' desires for liquidity.

Although some consolidation activity has already occurred, we believe that consolidation in the U.S. staffing industry will continue and that there will be numerous available acquisition candidates.

            Historically, the demand for temporary staffing employees has been driven by a need to temporarily replace regular employees. More recently, competitive pressures have forced businesses to focus on reducing costs, including converting fixed labor costs to variable and flexible costs. Increasingly, the use of temporary staffing employees has become widely accepted as a valuable tool for managing personnel costs and for meeting specialized or fluctuating employment requirements. Organizations have also begun using temporary staffing to reduce administrative overhead by outsourcing operations that are not part of their core business operations, such as recruiting, training and benefits administration. By utilizing staffing services companies, businesses are able to avoid the management and administrative costs that would be incurred if full time employees were employed. An ancillary benefit, particularly for smaller businesses, is that use of temporary personnel reduces certain employment costs and risks, such as, workers' compensation and medical and unemployment insurance, that a temporary personnel provider can spread over a much larger pool of employees.

            Since 1990, the staffing industry has seen an evolution of services move away from "temp help" or supplemental staffing, to more permanent staffing relationships. The industry has developed specialization among various sectors and can be classified into four categories: integrated staffing service providers, professional services providers, information technology providers and commodity providers.

            Integrated staffing services provide a vendor-on-premise acting as the general contractor managing the workforce and maintaining the payroll. Through this arrangement, providers are able to establish long-term relationships with their customers, reduce cyclicality of employees, and maintain relationships with customers that are less price sensitive.

            The professional services provider supplies employees in the fields of engineering, finance, legal, accounting, and other professions. In general, these services are less cyclical than the light industrial and clerical segments and carry higher margins. Information technology companies offer technical employees to maintain and implement all forms of information systems.

            The commodity segment of the staffing industry is the traditional temporary employer business in which an employee of the service is placed at the customer for a short period. It is characterized by intense competition and low margins. This sector is most exposed to economic cycles and price competition to win market share. Growth in this segment has been constrained over the past three years due to a competitive labor market for low-end workers.

            The staffing industry has been significantly impacted over the past three years by a limited supply of workers. Low unemployment rates nationally and regionally have resulted in companies being unable to access a sufficient supply of workers. The labor shortage at the low end of the labor market could constrain staffing industry growth in the traditional staffing segments of clerical and light industrial.

Services

            SMARTSolutions. SMARTSolutions is a customized staffing program designed to reduce labor and management costs and increase workforce efficiency. The programs typically require an eight-week implementation process beginning with an operational assessment of the client's tasks and processes conducted by the SMARTSolutions implementation team. The team compiles and analyzes the data and then presents its recommendations to the client's senior management. Together they establish an implementation timeline with target dates and responsibility checklists. Once the timeline is approved, a workforce training curriculum or SMARTTraining Program is developed and implemented by a team of associates headed by the On-site Manager provided by Stratus. Monthly performance is reported to the client through SMARTReports that track workforce performance, analyze that performance against the pre-determined goals and adjust programs to meet evolving customer needs.

            The typical SMARTSolutions client is a large-scale employer with a workforce of greater than 50 people dedicated to specific work functions that involve repetitive tasks measurable through worker output.

SMARTSolutions is designed to be most effective in manufacturing, distribution and telemarketing operations.

            Engineering Services. Engineering Services requires highly specialized and technically skilled employees that demand significantly higher hourly rates than traditional temporary staffing services. Engineering Services augments customers' in-house engineering capability by supplying Stratus engineers as contract labor. We will also take the lead role as the project manager on specific engagements and provide a full range of services that include design requirements, scheduling, drawing and specification management, field supervision and quality assurance. On large engagements, we may take responsibility for specific areas of the engagement only, or supply staff to the project manager.

            In addition to staff augmentation, we provide a broad range of project support to Fortune 100 companies, government agencies and educational institutions in electrical engineering, instrumentation and controls, mechanical engineering, piping & pipe support analysis, civil, structural and architectural engineering. We have developed an expertise providing services to utilities and cogeneration facility operators, and are one of a small number of engineering staffing firms in the United States with a "Class A Nuclear Certification" qualifing us to provide staffing services to nuclear power plants. Projects typically last six months to one year and may require the services of several specialized professionals.

            Staffing Services. Staffing Services includes both personnel placement and employer services such as payrolling, outsourcing, on-site management and administrative services. Payrolling, which is also referred to as employee leasing, typically involves the transfer of a customer's employees to our payroll. Outsourcing represents a growing trend among businesses to contract with third parties to provide a particular function or business department for an agreed price over a designated period. On-site services involves locating a Stratus employee at the customer's place of business to manage all of the customer's temporary staffing requirements. Administrative services include skills testing, drug testing and risk management services. Skills testing available to Stratus customers includes cognitive, personality and psychological evaluation and drug tests that are confirmed through an independent certified laboratory.

            Staffing Services can also be segmented by assignment types into supplemental staffing, long-term staffing and project staffing. Supplemental staffing provides workers to meet variability in employee cycles, and assignments typically range from days to months. Long-term staffing provides employees for assignments that typically last three to six months but can sometimes last for years. Project staffing provides companies with workers for a time specific project and may include providing management, training and benefits.

Strategy

      We intend to expand operations by internal growth and through acquisition.

Internal Growth Strategy. Internal growth is expected to be generated from implementation of the following strategies:

      o Increasing Penetration of Existing Markets. We continually seek to add new customers and offices in existing geographic markets through increased marketing and, where appropriate, the introduction of complimentary or specialty services. We recently implemented an incentive program for local managers and sales staff that focuses on new business development within existing markets. However, we also focus on creating and developing the long-term client relationships that we believe are essential to growth and the successful implementation of our cross-selling strategy.

      o Entering New Markets. We intend to open new branches in markets not currently served by existing offices. Initially new offices will be established when demand warrants, such as where a number of SMARTSolutions programs have been implemented in a defined geographical area. However, where we believe an area has either economic or strategic importance, an office may be established even though we have no existing presence in the area.

      o Expanding Service Offerings. We offer a wide range of staffing services to our clients, all of which are available on a stand alone basis or as part of a more comprehensive staffing solution. This gives us the flexibility to provide customized service based on the client's individual requirements. As part of this process, we will seek to expand the range of services available to our clients through the development of additional services as client needs warrant.

      o Cross-Selling Services. We actively seek to cross-sell Staffing Services, Engineering Services, and SMARTSolutions to existing customers.

Acquisition Strategy. The staffing services industry in the United States is highly fragmented, thereby offering significant opportunities for us to complement our internal growth by pursuing strategic acquisitions. The key objectives of our acquisition program are:

            o     to enter new geographic markets;

            o     to expand our presence in our current markets;

            o     to expand our presence in existing niche markets, and

            o     to further broaden our range of staffing services.

            We have developed a comprehensive acquisition and integration strategy to develop both existing and new markets. The strategy will be implemented and supported by a team with previous experience in sourcing, negotiating, structuring and integrating acquisitions of diverse sizes and multiple geographic locations. Our focus will be to target companies that have a history of growth and profitability, strong first and second tier management, a reputation for quality services and the infrastructure necessary to be a core business into which other operations may be consolidated.

            Ideal acquisitions will be immediately accretive to earnings, with revenues between $5 million and $25 million and earnings before interest and taxes of 4.5% to 7% of revenues. In addition to traditional staffing services companies, we will focus on acquiring Information Technology services firms with the goal of eventually creating an Information Technology Division once business levels warrant. As consideration for future acquisitions, we intend to use various combinations of stock, cash and debt. The consideration for each future acquisition will vary on a case-by-case basis, with the major factors in establishing the purchase price being historical operating results, future prospects of the business to be acquired and the ability of that business to complement the services we offer and to implement additional service offerings. We believe we can achieve significant cost savings and operating efficiencies by combining a number of general and administrative functions at the parent company level.

            As part of the integration process, we provide immediate support to the acquired company through sales and operations training, risk management, compliance support and access to management information systems. In addition, we are currently in the process of developing a revised Policies and Procedures manual through Quality Assurance Teams, that takes advantage of the industry knowledge of many of the people who have joined us over the past year. The goal of these Teams is to review, revise, and implement an effective set of policies and procedures designed to standarize our operations across the country, thereby gaining additional operating efficiencies. We also view this process as the first step towards gaining ISO9000 certification.

            Pursuant to our acquisition strategy, in August 1998, we acquired the assets of J.P. Industrial, LLC, an Oregon Engineering Services firm. We made this acquisition to expand our presence in the engineering services intensive power generation and paper/wood product industries in the Pacific Northwest. In January 1999, we completed the acquisition of the assets of B & R Employment, Inc., a Wilmington, Delaware based provider of traditional staffing services, giving us an immediate presence in the industrial and banking center of Delaware. Although smaller in size than the target acquisitions, these acquisitions enabled us to enter industrial and geographic markets targeted by our management team as attractive areas for expansion. Pro forma financial information giving effect to our acquisition of B & R is included on pages F-20 through F-27 of this prospectus.

Operations

            Operations are classified into SMARTSolutions. Engineering Services and Staffing Services, each reporting to a Division President who reports directly to the Chief Executive Officer.

            We believe acquisitions will contribute significantly to our growth. To maximize the likelihood of successful acquisitions and their integration into the existing operations, we have formed a dedicated acquisitions team consisting of five employees and two external consulting groups reporting directly to the Chief Executive Officer.

            The Chief Financial Officer oversees the traditional financial fiduciary functions, manages general administrative duties, human resources, risk management and the legal department. As all administrative functions report to the Chief Financial Officer, the administrative obligations of the Chief Executive Officer and Division Presidents are minimized, enabling them to focus on the generation of revenue. The Chief Marketing Officer is responsible for overseeing national sales training and development, developing large corporate accounts, selling the SMARTSolutions programs and overseeing all of the sales and marketing activities of the branch offices.

            The Staffing Services branches all report to the President of the Staffing Services Division. Typically each individual branch has a Branch Manager responsible for the daily operating activity of the branch, maintaining customer relationships and generating new sales in the region with the support of branch salespeople. The placement and recruiting of personnel in the branch offices is handled by recruiting coordinators and supported by administrative assistants.

            Branch offices are supported through centralized functions at corporate headquarters that include marketing, recruiting, training and retention programs, workers' compensation and other insurance services, accounts payable, purchasing, credit, legal review and other administrative support services. Each branch office is networked to our centralized computer system and utilizes industry-specific software that provides information on customer requirements, available applicants, staffing employees on assignment and other information which facilitates efficient response to customer job orders.

            Although many of the support functions are centralized, local managers have the flexibility and limited authority to price services and respond to specific customer requirements. Regular manager meetings are held with regional managers where goals are set, progress is checked and follow through on corporate initiatives is reviewed.

Sales And Marketing

      General. Our marketing professionals have developed a marketing plan which establishes minimum numbers of targeted customer sales visits, customer service visits, and minimum sales volume to be achieved on a weekly basis. Implementation of the plan is monitored by the Chief Marketing Officer who reviews information provided in weekly sales activity reports. Branch sales professionals and Branch Managers are responsible for weekly and monthly sales management reporting and participate in periodic sales and customer retention training programs.

            We have developed individual marketing programs and objectives for each Division.

      SMARTSolutions. SMARTSolutions is marketed to companies that have a workforce devoted to repetitive tasks and can benefit from proactive workforce management. As such, it requires a significantly different marketing strategy than traditional staffing services. A dedicated team has been established to market SMARTSolutions nationally. That team, headed by the Chief Marketing Officer, develops quarterly marketing plans complete with quantifiable goals and objectives, that it presents to the Chief Executive Officer. Once the Chief Marketing Officer obtains approval, he and the team immediately implement the plan. We maintain a database of prospective customers that the national marketing team will solicit through direct mailings to senior corporate management, personal sales calls, cross-selling to existing customers and networking through professional organizations.

            Although the marketing team will approach clients directly, it primarily utilizes Branch staff to identify companies within their geographic regions that could benefit from the implementation of a SMARTSolutions program. After a potential client has been identified, the team assumes responsibility for the SMARTSolutions sale process. A significant portion of the leads for SMARTSolutions sales have come from "word of mouth" recommendations from current SMARTSolutions customers.

      Engineering Services. Marketing of Engineering Services is focused on addressing the engineering needs typical of specific customers. In marketing to potential customers, the Engineering Services staff identifies the requirements of its customers and promotes service offerings designed to meet those requirements. In addition to personal sales visits, targeted mailings and telephone solicitations, our Engineering Services personnel actively promote our services by cross-selling complementary services to existing customers and participating in industry trade associations. As is the case with SMARTSolutions, we anticipate that with the extensive experience of the Engineering Services Division management team, word of mouth and personal contacts will provide the majority of the sales leads.

      Staffing Services. Staffing Services are marketed through our network of offices whose managers, supported by the national marketing staff, make regular personal sales visits to existing accounts and prospects. New customers are obtained through customer referrals, telemarketing and advertising in a variety of local and regional media, including radio, direct mail, the Yellow Pages, newspapers, magazines and trade publications and sponsoring of job fairs and other community events.

      Customers. For the year ended September 30, 1998 and the year ended September 30, 1999, our five largest clients accounted for approximately 49% and 46% of our revenue, with two of the five representing more than 10% for the year ended September 30, 1999. The loss of or a material reduction in revenues from one or more large clients could have a material adverse effect on our business. Most contracts to perform services may be cancelled upon 30 days notice.

Personnel

            A key factor contributing to future growth and profitability will be the ability to recruit and retain qualified personnel. To attract personnel, we employ recruiters, called "Staffing Specialists" who regularly visit schools, churches and professional associations and present career development programs to various organizations. In addition, applicants are obtained from referrals by existing staffing employees and from advertising on radio, television, in the Yellow Pages, newspapers and through the Internet. Each applicant for a Staffing Services position is interviewed with emphasis on past work experience, personal characteristics and individual skills. We maintain software-testing and training programs at our offices for applicants and employees who may be trained and tested at no cost to the applicant or customer.

            Engineering Services and consulting personnel are targeted and recruited for specific engagements. We usually advertise for professionals who possess specialized education, training or work experience. Engineering Services recruiting efforts also rely upon industry contacts, personal networks and referrals from existing and former Engineering Services personnel.

            To promote loyalty and improve retention among our employees and to differentiate ourselves from competing staffing firms, we offer a comprehensive benefits package after ninety days of employment. The benefits package includes paid time off, holiday and vacation time, medical coverage, dental, vision, prescription, mental health, life insurance, disability coverage and a 401(k) defined contribution plan. The length of assignment for employees generally ranges from six months to five years depending on the client requirements.


            At December 31, 1999, we were providing over 1,150 temporary staffing employees and professionals to more than 170 clients and employed approximately 65 internal staff.


            None of our employees, including our temporary staffing employees and consultants are represented by a collective bargaining agreement. However, in January 1999, we received notice that the workforce of one of our customer facilities had petitioned the National Labor Relations Board to certify a vote for representation by the United Auto Workers. Despite our efforts to conduct an anti-union campaign, the vote was held and the workforce voted in favor of union representation; however, our client subsequently decided to cease operations at the facility at which the union certification was being pursued.

Infrastructure

            Over the past two years, we have expended significant financial resources and devoted a substantial amount of time developing and implementing systems and infrastructure, introducing reporting lines of responsibility and recruiting management to enable us to manage operations and growth in an efficient manner.

            We have installed a variety of management information systems to enable the different levels of the Management team to monitor economic performance and business operations on a continuous basis. We have evaluated our MIS systems and have surveyed our suppliers regarding Year 2000 compliance. While our system has been verified compliant, we can not make any guarantees that we will not experience any Y2K related business interruptions.

            Branch offices are supported through centralized functions at corporate headquarters that include marketing, recruiting, training and retention programs, workers' compensation and other insurance services, accounts payable, purchasing, credit, legal review and other administrative support services. Each branch office is networked to our computer system and industry-specific software that provides information on customer requirements, available applicants, staffing employees on assignment and other information which facilitates efficient response to customer job orders.

            By developing an efficient platform from which to operate and expand our operations, we anticipate gaining economies of scale as we grow.

Workers' Compensation and Payroll

            The maintenance of workers' compensation and health insurance plans that cover worksite employees is a significant aspect of our business. We have retained the services of an insurance consultant to assist us in obtaining a cost-effective workers' compensation program and have created a dedicated workers' compensation team that analyzes the claims and makes recommendations regarding reducing our exposure. In addition, the team provides safety programs to each of the locations. Furthermore, as a value-added service to our clients, we provide safety inspections at client locations to help determine potential risks for employee injury and to assist clients in making their workplace safer.

Facilities

            We own no real property, but lease space for our corporate headquarters and all of our branch offices. Our corporate headquarters, which is comprised of 6,300 square feet of office space located in Manalapan, New Jersey, is leased pursuant to an agreement which expires on May 31, 2001. Branch office leases have terms of various lengths. All facilities are adequate for our existing needs and we do not expect any difficulty in identifying and leasing additional office space as we expand in existing and new markets.

Competition

            We compete with other companies in the recruitment of qualified personnel, the development of client relationships and the acquisition of other staffing and professional service companies. A large percentage of temporary staffing and consulting companies are local operators with fewer than five offices that have developed strong local customer relationships within local markets. These operators actively compete with us for business and, in most of these markets, no single company has a dominant share of the market. We also compete with larger, full-service and specialized competitors in national, regional and local markets. The principal national competitors include AccuStaff, Inc., Manpower, Inc., Kelly Services, Inc., The Olsten Corporation, Interim Services, Inc., and Norrell Corporation, all of which have greater marketing, financial and other resources than Stratus. We believe that the primary competitive factors in obtaining and retaining clients are the number and location of offices, an understanding of clients' specific job requirements, the ability to provide temporary personnel in a timely manner, the monitoring of the quality of job performance and the price of services. The primary competitive factors in obtaining qualified candidates for temporary employment assignments are wages, responsiveness to work schedules and number of hours of work available.

            We also compete for acquisition candidates. We believe that further industry consolidation will continue during the next several years. However, there is likely to be significant competition that could lead to higher prices being paid for such businesses.

Regulation

            Staffing services firms are generally subject to one or more of the following types of government regulation: (1) regulation of the employer/employee relationship between a firm and its temporary employees; and
(2) registration, licensing, record keeping and reporting requirements. Staffing services firms are the legal employers of their temporary workers. Therefore, these firms are governed by laws regulating the employer/employee relationship, such as tax withholding and reporting, social security or retirement, anti-discrimination and workers' compensation. State mandated workers' compensation and unemployment insurance premiums have increased in recent years and have directly increased our cost of services. In addition, the extent and type of health insurance benefits that employers are required to provide employees have been the subject of intense scrutiny and debate in recent years at both the national and state level. Proposals have been made to mandate that employers provide health insurance benefits to staffing employees, and some states could impose sales tax, or raise sales tax rates on staffing services. Further increases in such premiums or rates, or the introduction of new regulatory provisions, could substantially raise the costs associated with hiring and employing staffing employees.

            Certain states have enacted laws which govern the activities of "Professional Employer Organizations," and "employee leasing" companies which generally provide payroll administration, risk management and benefits administration to client companies. These laws vary from state to state and generally impose licensing or registration requirements for Professional Employer Organizations/employee leasing companies and provide for monitoring of the fiscal responsibility of these organizations. We believe that Stratus is not a Professional Employer Organization or employee leasing company and not subject to the laws which govern such organizations; however, the definition of "Professional Employer Organization" and "employee leasing" varies from state to state and in some states the term is broadly defined. If we are determined to be a Professional Employer Organization or an employee leasing company, we can give no assurance that we will be able to satisfy licensing requirements or other applicable regulations. In addition, we can give no assurance that the states in which we operate will not adopt licensing or other regulations affecting companies which provide commercial and professional staffing services.

Intellectual Property

            We have filed for Federal Trademark registration of SMARTSolutions, SMARTReport, SMARTTraining, our slogan, name and logo. No assurance can be given that this registration will be obtained or if obtained, will be effective to prevent others from using the mark concurrently or in certain locations. Currently, we are asserting common law protection by holding the marks out to the public as the property of Stratus. However, no assurance can be given that this common law assertion will be effective to prevent others from using the mark concurrently or in other locations. In the event another party asserts ownership to a mark, we may incur legal costs to enforce any unauthorized use of the marks or defend ourselves against any claims.

Legal and Administrative Proceedings

            We are always subject to the risk that we may be a party to legal proceedings. The temporary staffing industry is subject, in particular, to potential liability to customers arising in connection with the services performed by our temporary staffing employees and claims of temporary staffing employees relating to the customers' workplace. In addition, over the past few years there has been an increase in the number of lawsuits brought by temporary workers against staffing companies and their clients. Many of these suits seek payments for the difference in benefits received from the staffing company as compared to those which they would have received had they worked directly for the customer. While we believe we are sufficiently insulated from such suits and that we have adequate coverage under our insurance policies, we can give no assurance that the actual liability and costs will not exceed the insurance coverage. Currently, we are a named party to one such suit which was filed in the Superior Court of the State of California for the County of Los Angeles in June, 1998. We are one of 112 named defendants and 188 unnamed defendants in Dewayne Cargill Et al v. Metropolitan Water District of Southern California, Et al, where the plaintiffs are seeking general damages. This case was brought against Stratus as successor in interest to Mainstream Engineering, Inc., one of the Royalpar subsidiaries. We are prepared to file a motion if plaintiff's do not agree to voluntary dismissal as according to the Royalpar Asset Purchase Agreement we did not assume this liability and do not believe we are a successor in interest. In the event that we are unsuccessful with that argument and ultimately end up with liability, we believe our exposure should not be significant as we have never done business with Metropolitan and Mainstream did minimal business with Metropolitan.

      We are currently a party to the following other litigation:


            Stratus Services Group, Inc. v. J.P. Industrial, LLC, John Pearson, and Manfred Goedecke. We brought this action, in the Circuit Court for the State of Oregon, Clackamas County, in April 1999, against the former owners of JP Industrial, LLC, an engineering company we acquired in 1998, after we discovered that they were conducting business in violation of their employment agreements and in the case of Mr. Pearson, in violation of the Asset Purchase Agreement. Mr. Pearson and Mr. Goedecke have asserted a counterclaim for approximately $220,000, which represents the balance of the purchase price of the acquired business and certain other alleged damages, including unpaid wages, violation of right of privacy, damage to reputation, loss of property, lost revenues and punitive damages. Although we can give no assurance, we believe that recoveries for damages we have suffered as a result of breaches of the acquisition agreement will exceed any liability we may suffer in the counterclaims. This case is tentatively scheduled for mediation and/or arbitration in early 2000.


Although a determination has not yet been finalized, we may be in technical non-compliance with the terms of our 401(k) benefit plan. As a result, we may be required to make a financial contribution to the plan to correct the non-compliance and may be liable for penalties imposed by the Internal Revenue Service. We are unable to estimate at this time the extent of any possible liability.

Furthermore, as a staffing and engineering services company, we are liable for relationships between our customers and our employees. Therefore, we may be exposed to potential liability to our customers with respect to any claims arising out of the services performed by our employees, such as misuse of client information, theft of client property or professional malpractice. We are also exposed to potential claims by our employees for discrimination and harassment in the customer's workplace and violations of other employment-related laws. Although we do, and will continue to maintain insurance that we believe is adequate as to the risks, we cannot assure you that future claims will not exceed the coverage amounts or that the insurance will indemnify us in any particular circumstance.

                                   MANAGEMENT

            Our directors and executive officers as of November 30, 1999 are as follows:


      Name              Age                      Position
---------------------   ---    -------------------------------------------------
Joseph J. Raymond       64     Chairman of the Board and Chief Executive Officer
Michael A. Maltzman     52     Chief Financial Officer and Treasurer
J. Todd Raymond, Esq.   31     General Counsel and Corporate Secretary
Charles Sahyoun         48     President, Engineering Services Division
Mark S. Levine          39     Chief Marketing Officer
A. George Komer         48     President, Staffing Services Division
Michael J. Rutkin       48     Director
H. Robert Kingston      75     Director
Donald W. Feidt         68     Director
Sanford Feld            69     Director


            Joseph J. Raymond has served as Chairman of the Board and Chief Executive Officer of Stratus since its inception in 1997. Prior thereto, he served as Chairman of the Board, President and Chief Executive Officer of Transworld Home Healthcare, Inc. (NASDAQ:TWHH), a provider of healthcare services and products, from 1992 to 1996. From 1987 through 1997, he served as Chairman of the Board and President of Transworld Nurses, Inc., a provider of nursing and paraprofessional services, which was acquired by Transworld Home Healthcare, Inc. in 1992.

            Michael A. Maltzman has served as Treasurer and Chief Financial Officer of Stratus since September 1997 when it acquired the assets of Royalpar Industries, Inc. Mr. Maltzman served as Chief Financial Officer of Royalpar, which filed for protection under United States Bankruptcy Code in 1997, from April 1994 to August 1997. From June 1988 to July 1993, he served as Vice President and Chief Financial Officer of Pomerantz Staffing Services, Inc., a national staffing company. Prior thereto, he was a Partner with Eisner & Lubin, a New York accounting firm. Mr. Maltzman is a Certified Public Accountant.

            J. Todd Raymond has served as General Counsel and Secretary of the Company since September 1997. He is the nephew of Joseph J. Raymond. From December 1994 to January 1996, Mr. Raymond was an associate and managing attorney for Pascarella & Oxley, a New Jersey general practice law firm. Prior thereto, Mr. Raymond acted as in-house counsel for Raymond & Perri, an accounting firm. From September 1993 to September 1994, Mr. Raymond was an American Trade Policy Consultant for Sekhar-Tunku Imran Holdings Sdn Berhad, a Malaysian multi-national firm.

            Charles Sahyoun has served as President of Stratus' Engineering Services Division since December 1997. From September 1988 to December 1997, he was employed in various capacities with Day & Zimmerman Utilities Services Group, Inc., an engineering and design services company, including Vice President of Business Development. Mr. Sahyoun is a cousin of Joseph J. Raymond.

            Mark Levine has served as the Chief Marketing Officer of Stratus since April 1998. From April 1996 to April 1998, he served as Regional Vice President of Corestaff, Inc., a staffing services company. Prior thereto, he served as Regional Manager for Norrell Services, Inc., an international staffing firm, from 1993 to 1996. From 1983 to 1993, Mr. Levine was Assistant Vice President of United States Sales for Dunn & Bradstreet.

            A. George Komer has served as President of Stratus' Staffing Services Division since May 1998. Prior thereto, Mr. Komer was a Regional Operations Manager and Vice President for Transworld Services Group and its corporate parent, Corestaff, Inc. from 1996 to April 1998. From 1993 to 1996 Mr. Komer served as the Vice President of Operations of Duck Head Apparel Company, Inc. From March 1991 to September 1993 he served as Information Systems Director for Larson-Juhl, Inc. and from April 1989 to February 1991 as the Director of Systems Development for Norrell Services, Inc., an international staffing firm. Prior thereto, Mr. Komer served twice as an Independent Consultant from November 1988 to April 1989 and from October 1986 to August 1987. In between his consulting engagements, he served as Director of Information Systems for Esprit de Corp. from August 1987 to November 1988.

            Michael J. Rutkin has served as a Director of Stratus since November 1997 and was Chief Operating Officer and President from March 1997 to October 1998. Since November 1998, Mr Rutkin has served as General Manager/Chief Executive Officer of Battleground Country Club. From 1996 to 1998, Mr. Rutkin served as Vice President of Transworld Management Services, Inc. From February 1993 to October 1996, he served as Chief Operating Officer of HealthCare Imaging Services, Inc. Prior thereto, Mr. Rutkin was the Executive Vice President of Advanced Diagnostic Imaging from February 1987 to February 1993. From March 1981 to September 1984, he served as Director of New Business Development for the United States Pharmaceutical Division of CIBA-Geigy. Mr. Rutkin is the brother-in-law of Joseph J. Raymond.

            Harry Robert Kingston has served as a Director of Stratus since November 1997. From 1977 until his retirement in 1989, he served as the President and Chief Executive Officer of MainStream Engineering Company, Inc., an engineering staffing firm located in California. From 1965 to 1968, he served as President and Partner of VIP Engineering Company, a subsidiary of CDI Corporation, a staffing and engineering services business. From 1968 to 1977
Mr. Kingston served as Vice President for CDI Corporation.

            Donald W. Feidt has served as a Director of Stratus since November 1997. From 1987 to December 1998, Mr. Feidt was a Managing Partner of Resource Management Associates, an information technology consulting company. Since December 1998, Mr. Feidt has served as a Vice President to the Chief Executive Officer of Skila Inc., a global web-based business intelligence platform company providing services to the medical industry.

            Sanford I. Feld has served as a Director of the Company since November 1997. Mr. Feld is currently president of Leafland Associates, Inc., an advisor to Feld Investment and Realty Management, a real estate development and management company. He also serves as Chairman of Flavor and Food Ingredients, a private savory and flavor company. From 1973 to 1979, he served as Director of the Chelsea National Bank of New York City.

Board Committees

            The Board of Directors has established a Compensation Committee and an Audit Committee to assist it in the discharge of its duties. The Compensation Committee's principal function is to establish the compensation for the executive officers of the Company and to establish and administer the Company's compensation programs. H. Robert Kingston, Donald W. Feidt and Sanford Feld currently serve on the Compensation Committee. The Audit Committee's principal functions include making recommendations to the Board regarding the annual selection of independent public accountants, reviewing the proposed scope of each annual audit and reviewing the recommendations of the independent public accountants as a result of their audits of our financial statements. H. Robert Kingston, Donald W. Feidt and Sanford Feld currently serve as members of the Audit Committee. The Board of Directors may from time to time establish other committees to facilitate the management of Stratus.

Executive Compensation

            The following table provides certain summary information regarding compensation paid by us during the period from our inception in March 1997 through September 30, 1997 and during the fiscal years ended September 30, 1998 and 1999 to our Chief Executive Officer and to each of our other four most highly paid executive officers (together with the Chief Executive Officer, the "Named Executive Officers").

                                                                                       Long Term
                                                                                      Compensation
                                                                                         Awards
                                                                                     ----------------
                                                    Annual Compensation
                                           -------------------------------------
                                                                                     Number of Shares
                                                                                     Underlying Stock
Name and Principal Position                Fiscal Year   Salary(s)      Bonus($)        Options(#)
---------------------------                -----------   ---------      --------     ----------------
Joseph J. Raymond                              1999      $ 53,846             --               --
Chairman and Chief Executive                   1998        45,308       $ 10,000               --
Officer                                        1997            --             --          166,667

Michael A. Maltzman                            1999       145,550          7,500               --
Treasurer  and Chief Financial                 1998       133,704          7,500               --
   Officer                                     1997        14,131             --           83,333

Charles Sahyoun                                1999       159,284             --               --
President, Engineering Services                1998       107,284         35,000           83,333
   Division                                    1997            --             --               --

Mark Levine                                    1999       165,000             --               --
Chief Marketing Officer                        1998        66,635         50,000           83,333
                                               1997            --             --               --

A. George Komer                                1999       165,000             --               --
President, Staffing Services Division          1998        63,462         50,000           83,333
                                               1997            --             --               --

Employment Agreements

            In September 1997, we entered into an employment agreement with Joseph J. Raymond, our Chairman and Chief Executive Officer, which has an initial term that expires in September 2000. Pursuant to the agreement and subsequent amendments, Mr. Raymond is entitled to a minimum annual base salary of $175,000 which is reviewed periodically and subject to such increases as the Board of Directors, in its sole discretion, may determine. Mr. Raymond has waived the payment of salary until such time as we complete this offering. During the term of the agreement, if Stratus is profitable, Mr. Raymond is entitled to a bonus/profit sharing award equal to .4% of Stratus' gross margin, but not in excess of 100% of his base salary. If Stratus is not profitable, he is entitled to a $10,000 bonus. Mr. Raymond is eligible for all benefits made available to senior executive employees, and is entitled to the use of an automobile. In addition, in recognition of Mr. Raymond's waiver of salary until the completion of this offering, and his contribution to the public offering process, our Board of Directors approved, in January 2000, the issuance to Mr. Raymond, upon the completion of this offering, of options to acquire 1,000,000 shares of our common stock at an exercise price per share equal to the initial public offering price. These options, which will have a ten year term, will become exercisable only after the Company achieves earnings of $1.00 per share in a fiscal year and will be forfeited if Mr. Raymond leaves the employ of the Company.

            In the event Stratus terminates Mr. Raymond without "Good Cause", he will be entitled to severence compensation equal to 2.9 times his base salary then in effect plus any accrual and unpaid bonuses and unreimbursed expenses. As defined in the Agreement "Good Cause" shall exist only if Mr. Raymond:



      o willfully or repeatedly fails in any material respect to perform his obligations under the Agreement subject to certain opportunities to cure such failure;

      o is convicted of a crime which constitutes a felony or misdemeanor or has entered a plea of guilty or no contest with respect to a felony or misdemeanor during his term of employment;

      o     has committed any act which constitutes fraud or gross negligence;

      o is determined by the Board of Directors to be dependent upon alcohol or drugs; or

      o breaches confidentiality or non-competition provisions of the employment agreement.

            Mr. Raymond is also entitled to severance compensation in the event that he terminates the agreement for "Good Reason" which includes:

      o the assignment to him of any duties inconsistent in any material respect with his position or any action which results in a significant diminution in his position, authority, duties or responsibilities;

      o a reduction in his base salary unless his base salary is, at the time of the reduction, in excess of $200,000 and the percentage reduction does not exceed the percentage reduction of gross sales of Stratus over the prior twelve month period;

      o Stratus requires Mr. Raymond to be based at any location other than within 50 miles of Stratus' current executive office location; and

      o a Change in Control of Stratus, which includes the acquisition by any person or persons acting as a group of beneficial ownership of more than 20% of the outstanding voting stock of Stratus, mergers or consolidations of Stratus which result in the holders of Stratus' voting stock immediately before the transaction holding less than 80% of the voting stock of the surviving or resulting corporation, the sale of all or substantially all of the assets of Stratus, and certain changes in the Stratus Board of Directors.

In the event that the aggregate amount of compensation payable to Mr. Raymond would constitute an "excess parachute payment" under the Internal Revenue Code, then the amount payable to Mr. Raymond will be reduced so as not to constitute an "excess parachute payment." All severance payments are payable within 60 days after the termination of employment.

            Mr. Raymond has agreed that during the term of the agreement and for a period of one year following the termination of his employment, he will not engage in or have any financial interest in any business enterprise in competition with Stratus that operates anywhere within a radius of 25 miles of any offices we maintain as of the date of the termination of employment.


            We have entered into employment agreements with each of the other officers named in the Executive Compensation table set forth above on the following dates: Mr. Sahyoun - 1/1/98; Mr. Levine - 4/17/98; Mr. Komer - 5/7/98; and Mr. Maltzman - 9/1/97. These agreements provide for an annual base salary as follows: Mr. Sahyoun - $165,000; Mr. Levine - $165,000; Mr. Komer - $165,000;
and Mr. Maltzman - $146,000. As part of their employment agreements, Mr. Levine and Mr. Komer were each granted signing bonuses of $50,000. The agreement with Mr. Sahyoun entitles him to a profit sharing award equal to 10% of the Engineering Services Division's pre-tax income, but not in excess of his base salary. Mr. Levine and Mr. Komer are entitled to profit sharing awards based upon a percentage of the gross margin of the accounts under their responsibility. Mr. Maltzman is entitled to profit sharing awards based upon our overall profitability. All agreements are terminable by either party at any time without cause. However, in the event that any of the agreements are terminated by Stratus without cause or by the executive with good reason, the executive will be entitled to a severance payment equal to the greater of one month's salary for each year worked or three months salary. In addition, Stratus will pay the executive any earned but unused vacation time and any accrued but unpaid profit sharing. We are also required to maintain insurance and benefits for the executive during the severance period.


Compensation of Directors

            Except for the reimbursement of out-of-pocket expenses, our directors are not currently compensated for serving on the Stratus Board of Directors or any committee of the Board. It is anticipated that non-management Directors will be paid a fee of $500 per Board and Committee meeting attended when we become profitable.

Option Grants in the Last Fiscal Year

            No stock options were granted in the fiscal year ended September 30, 1999 to the Named Executive Officers.

Aggregate Option Exercises in Twelve Months Ended September 30, 1999 and Year End Option Values


            The following table provides certain information with respect to options to purchase common stock held by the Named Executive Officers at September 30, 1999. The value of unexercised options has been determined by using the price per share of common stock ($3.75) effectively paid by investors in connection with the conversions of debt to equity which were completed in September 1999.

                                       Number of Underlying                      Value of Unexercised
                                            Unexercised                         In-the-Money Options at
                                  Options at September 30, 1999                   September 30, 1999
                                 ---------------------------------         -----------------------------------
       Name                      Exercisable         Unexercisable         Exercisable           Unexercisable
--------------------             -----------         -------------         -----------           -------------
Joseph J. Raymond                  111,111               55,556              $250,000              $125,000
George Komer                        20,833               62,500                15,625                46,875
Mark Levine                         20,833               62,500                15,625                46,875
Charles Sayhoun                     20,833               62,500                15,625                46,875
Michael A. Maltzman                 41,666               41,667                31,250                31,250

No options were exercised by the Named Executive Officers during the fiscal year ended September 30, 1999.

The Equity Incentive Plan

            General. The Stratus Equity Incentive Plan is administered by the Compensation Committee, which is authorized to grant.

      o Incentive stock options within the meaning of Section 422 of the Internal Revenue Code

      o     Nonqualified stock options

      o     Stock appreciation rights

      o     Restricted stock grants

      o     Deferred stock awards

      o Other stock based awards to employees of Stratus and its subsidiaries and other persons and entities who, in the opinion of the Compensation Committee, are in a position to make a significant contribution to the success of Stratus and its subsidiaries.

The Compensation Committee determines:

      o     The recipients of awards

      o     The times at which awards will be made

      o     The size and type of awards, and

      o     The terms, conditions, limitations and restrictions of awards

            Awards may be made singly, in combination or in tandem. We have reserved 500,000 shares for issuance under the Equity Incentive Plan. The maximum number of shares of common stock which can be issued to Stratus' Chief Executive Officer under the Equity Incentive Plan pursuant to various awards shall not exceed 35% of the total number of shares of common stock reserved for issuance, and the maximum number of shares which can be issued to any other employee or participant under the Equity Incentive Plan shall not exceed 20% of the total number of shares of common stock reserved for issuance. The Equity Incentive Plan will terminate on September 1, 2009, unless earlier terminated by the Board of Directors. No awards have been made under the Equity Incentive Plan.

            Stock Options. The Compensation Committee can grant either incentive stock options or nonqualified stock options. Only employees of Stratus and its subsidiaries may be granted incentive stock options. The exercise price of an incentive stock option shall not be less than the fair market value, or, in the case of an incentive stock option granted to a 10% or greater shareholder of Stratus, 110% of the fair market value of Stratus' common stock on the date of grant. For purposes of the exercise price of an option, "fair market value" shall mean the arithmetic average of the closing bid and asked prices of the common stock reported on the Nasdaq Smallcap Market on a particular date. The term of an option and the time or times at which such option is exercisable shall be set by the Compensation Committee; provided, however, that no option shall be exercisable more than 10 years (5 years for an incentive stock option granted to a 10% or greater shareholder of Stratus) from the date of grant, and with respect to an incentive stock option, the fair market value on the date of grant of the shares of common stock which are exercisable by a participant for the first time during any calendar year shall not exceed $100,000. Payment of the exercise price shall be made in any form permitted by the Compensation Committee, including cash and shares of Stratus' common stock.

            Stock Appreciation Rights. The Compensation Committee may grant stock appreciation rights either alone or in combination with an underlying stock option. The term of an SAR and the time or times at which an SAR shall be exercisable shall be set by the Compensation Committee; provided, that an SAR granted in tandem with an option will be exercisable only at such times and to the extent that the related option is exercisable. SARs entitle the grantees to receive an amount in cash or shares of common stock with a value equal to the excess of the fair market value of a share of common stock on the date of exercise over the fair market value of a share of common stock on the date the SAR was granted, which represents the same economic value that would have been derived from the exercise of an option. Payment may be made in cash, or shares of common stock or a combination of both at the discretion of the Compensation Committee. If an SAR granted in combination with an underlying stock option is exercised, the right under the underlying option to purchase shares of common stock is terminated.

            Restricted Stock Grants. The Compensation Committee may grant shares of common stock under a restricted stock grant which sets forth the applicable restrictions, conditions and forfeiture provisions which shall be determined by the Compensation Committee and which can include restrictions on transfer, continuous service with Stratus or any of its subsidiaries, achievement of business objectives, and individual, subsidiary and Company performance. Shares of common stock may be granted pursuant to a restricted stock grant for no consideration or for any consideration as determined by the Compensation Committee. A grantee is entitled to vote the shares of common stock and receive any dividends thereon prior to the termination of any applicable restrictions, conditions or forfeiture provisions.

            Deferred Stock Awards. The Compensation Committee may grant shares of common stock under a deferred stock award, with the delivery of such shares of common stock to take place at such time or times and on such conditions as the Compensation Committee may specify. Shares of common stock may be granted pursuant to deferred stock awards for no consideration or for any consideration as determined by the Compensation Committee.

            Other Stock Based Awards. The Compensation Committee may grant shares of common stock to employees of Stratus or its subsidiaries as bonus compensation, or if agreed to by an employee, in lieu of such employee's cash compensation.

            Other Information. If there is a stock split, stock dividend or other relevant change affecting Stratus' common stock, appropriate adjustments will be made in the number of shares of common stock or in the type of securities to be issued pursuant to any award granted before such event. In the event of a merger, consolidation, combination or other similar transaction involving Stratus in which Stratus is not the surviving entity, either all outstanding stock options and SARs shall become exercisable immediately and all restricted stock grants and deferred stock awards shall immediately become free of all restrictions and conditions, or the Compensation Committee may arrange to have the surviving entity grant replacement awards for all outstanding awards. Upon termination of service prior to age 65 for any reason other than death or disability, or upon involuntary termination after age 65, stock options and SARs which are exercisable as of the date of such termination may be exercised within three months of the date of termination, and any restricted stock grants and deferred stock awards which are still subject to any restriction shall be forfeited to Stratus. Upon death or disability or voluntary termination of service after age 65, all stock options and SARs become immediately exercisable and may be exercised for a period of six months after the date of termination (three months in the case of voluntary termination after age 65), and all restricted stock grants and deferred stock awards shall become immediately free of all restrictions and conditions. The Compensation Committee has the discretionary authority to alter or establish the terms and conditions of an award in connection with termination of service. The Board of Directors may amend, suspend or terminate the Equity Incentive Plan, subject to shareholder approval if required pursuant to Section 162(m) of the Internal Revenue Code or
Section 16 of the Securities Exchange Act of 1934 or the rules of the Nasdaq Stock Market.

              CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

            In August 1997, we purchased certain assets of Royalpar Industries, Inc. and its subsidiaries, corporations that were the subject of a proceeding under Chapter 11 of the United States Bankruptcy Code. The assets acquired included customer lists, furniture, office and computer equipment and workers compensation insurance agreements. The purchase price of the acquired assets was $150,000. In addition, we agreed to pay to Royalpar, or its designated disbursing agent, during each of the five fiscal years commencing in 1997, an amount equal to 2% of our pre-tax income that exceeds $2 million and 3% of our pre-tax income that exceeds $5 million; provided, however, that in no event will we be required to pay more than $250,000 pursuant to this arrangement. We also assumed certain liabilities, including leases of operating offices, certain obligations to Royalpar's accounts receivable factor and vacation pay and issued 370,444 shares of common stock to certain creditors of Royalpar.


            At the time of the acquisition of the Royalpar assets, Michael A. Maltzman, our Chief Financial Officer, was an officer of Royalpar and H. Robert Kingston, who currently serves as a director of Stratus, was a director of Royalpar. In addition, Joseph J. Raymond, our Chairman and Chief Executive Officer, was a 12.9% shareholder of Royalpar and Jeffrey J. Raymond, the son of Joseph J. Raymond, was the President of Royalpar. Following the acquisition of Royalpar, we engaged Jeffrey J. Raymond as a consultant to Stratus pursuant to an agreement which had an initial term of six months, subject to automatic six month extensions unless terminated by either party under the terms of the agreement. The agreement originally provided for payments of $9,583 per month to Jeffrey J. Raymond and required him to supervise the collection of certain accounts receivable, to use his efforts to maintain relationships with certain clients and to assist in due diligence investigations of acquisitions of other companies. Beginning in January 1999, the consulting fee payable to Jeffrey J. Raymond was reduced to $2,200 per week. Total consulting fees and expense reimbursements paid to Jeffery J. Raymond were $107,000 in fiscal 1999, $175,000 in fiscal 1998 and $31,000 for the three months ended December 31, 1999. As of November 30, 1999, Jeffrey J. Raymond's wife, Joan Raymond, owned approximately 10% of our common stock.

            During fiscal 1998 and fiscal 1999, we paid consulting fees of $17,000 and $23,000 respectively, to RVR Consulting, Inc. a corporation of which Joseph J. Raymond, Jr., the son of Joseph J. Raymond, our Chairman and Chief Executive Officer, is an officer and 50% shareholder. Joseph J. Raymond, Jr. became the Chief Executive Officer of Complete Wellness, Inc. in March 1999. During 1999, Complete Wellness Centers, Inc. owed us $663,000 for services rendered in 1998 and 1999, however on August 31, 1999 we entered into a promissory note for $1,017,000 representing the outstanding balance plus accrued interest. On September 23, 1999 we accepted 500,000 shares of Complete Wellness Centers, Inc. restricted common stock as payment for the promissory note. Substantially all of the indebtedness owed to us by Complete Wellness, Inc. was incurred prior to Joseph J. Raymond Jr. becoming an officer of Complete Wellness, Inc. We continue to service Complete Wellness on a "due upon receipt" basis. Revenues for services rendered to Complete Wellness were $1,392,000 in fiscal 1999 and $194,000 in the three months ended December 31, 1999.


            At various times throughout our history we have borrowed funds from Joseph J. Raymond, our Chairman and CEO. This variable indebtedness bore interest at the rate of 12% per annum. In June 1999, the $50,000 (plus accrued interest) owed to Mr. Raymond was converted into 14,870 shares of our common stock.

            In June 1998, we borrowed $400,000 from Joseph J. Raymond, Jr. The remaining balance of this indebtedness, which bore interest at the rate of 12% per annum, plus accrued interest was converted into 116,533 shares of our common stock in June 1999.

            In November and December 1998, we borrowed $50,000 from Sanford I. Feld, a director of Stratus. This loan was represented by a promissory note which bore interest at the rate of 1.5% per month and was originally due in July 1999. In consideration for making the loan, we issued Mr. Feld warrants to acquire 6,666 shares of our common stock at an exercise price of $7.50 per share and agreed to issue Mr. Feld warrants to acquire an additional 1000 shares of common stock for each month beyond June 1999 that the loan remains unpaid. The warrants have a five year term.

            In addition, in October 1998, we borrowed $250,000 from the estate of Irene Lynch. J. Todd Raymond, General Counsel and Secretary, is the grandson of Irene Lynch and the trustee of the Irene Lynch estate. This loan is represented by a promissory note bearing interest at the rate of 2% per month and was due on April 14, 1999. The note has been verbally extended until the completion of this offering. In consideration for making the loan, we issued 26,666 shares of our common stock to the estate.


            Payroll services have also been provided to Sarahe, Inc., a privately held company of which Joseph J. Raymond, our Chairman and Chief Executive Officer, is an officer and 50% stockholder. Invoices were issued to Sarahe for $120,000 during the year ended September 30, 1997, $1,277,000 during the year ended September 30, 1998 and $304,000 during the year ended September 30, 1999. At December 31, 1999 there was no outstanding balance.


            All prior and ongoing material transactions with related parties have been reviewed and/or ratified by a majority of our independent, disinterested directors. We anticipate that from time to time we will enter into additional transactions with related parties. However, all future material transactions will be entered into on terms that are no less favorable than those that can be obtained from unaffiliated third parties. At all times our directors have access to our counsel to discuss company related issues.

                             PRINCIPAL STOCKHOLDERS


            The following table sets forth information concerning the beneficial ownership of our common stock, as at January 31, 2000 by:


            o persons who are known by us to own beneficially more than 5% of our shares;

            o by each of the persons named in the table under the caption "Executive Compensation";

            o     each of our directors; and

            o     by all of our directors and executive officers as a group.


The calculations in the table are based on an aggregate of 4,349,137 shares calculated as outstanding as of January 31, 2000 after adjusting for the 2-for-3 reverse stock split. Unless otherwise noted all addresses of the beneficial owners are 500 Craig Road, Manalapan, New Jersey. The percentage listed under the "After Offering" column is based on an assumed offering of an aggregate of 1,300,000 shares and the conversion of debt into 116,666 shares upon completion of this offering. The symbol "*" indicates that the amount shown is less than 1% of the outstanding shares.

Name and Address of                              Percentage of Class   Percentage of Class
Beneficial Owner(a)          Number of Shares      Before Offering       After Offering
-------------------------------------------------------------------------------------
Joseph J. Raymond(b)               924,315              21.00%               15.8%

Joan Raymond(c)                    588,665              13.85                10.00

Charles A. Sahyoun(d)              291,444               6.7                  5.00

Michael J. Rutkin                  234,000               5.50                 4.00

Michael A. Maltzman(e)              88,333               2.06                 1.50

H. Robert Kingston                  33,333                *                    *

Sanford Feld(f)                     31,667                *                    *

Mark Levine(g)                      20,833                *                    *

A. George Komer(g)                  20,833                *                    *

Donald W. Feidt                     20,000                *                    *

All Directors and
Officers as a Group              1,729,757              38.1                 29.5
(b),(d),(e),(f),(g),(h)

----------

(a) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock options or warrants that are currently exercisable or exercisable within 60 days of January

      31, 2000 are deemed to be outstanding and to be beneficially owned by the person holding such options for the purpose of computing the percentage ownership of such person but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

(b) Includes 111,111 shares subject to options to purchase that are currently exercisable or may become exercisable within 60 days of January 31, 2000. Excludes 1,055,556 shares subject to options that are not vested or exercisable within 60 days of January 31, 2000.


(c) Includes 250,000 shares held by the children of Joan Raymond residing in her household.


(d) Includes 41,666 shares subject to options that are currently exercisable. Excludes 41,666 shares subject to options that are not vested or exercisable within 60 days of January 31, 2000.

(e) Includes 41,666 shares subject to options that are currently exercisable or may become exercisable within 60 days of January 31, 2000. Excludes 41,666 shares subject to options that are not vested or exercisable within 60 days of January 31, 2000.

(f)   Includes 11,667 shares subject to warrants that are currently exercisable.

(g) Includes 20,833 shares subject to options that are currently exercisable. Excludes 62,500 shares subject to options that are not vested or exercisable within 60 days of January 31, 2000.


(h) Includes 63,889 shares that are beneficially owned by J. Todd Raymond our General Counsel and Corporate Secretary, including 13,333 shares subject to options and 33,333 shares owned by the estate of Irene Lynch, for which Mr. Raymond serves as trustee.

Management Control

            Upon consummation of this offering, directors, officers and senior management employees of Stratus will control approximately 31.7% of our outstanding voting stock. As a result, if they act together, they may have the ability to significantly influence the outcome of all matters requiring stockholder approval, including the election and removal of directors and any merger, consolidation or sale of all or substantially all of our assets, and the ability to control our management and affairs.

                            DESCRIPTION OF SECURITIES

General


            Our authorized capital stock consists of 25,000,000 shares of common stock, par value $0.01 per share and 5,000,000 shares of preferred stock, par value $0.01 per share. As of January 31, 2000, there were 4,349,137 shares of common stock and no shares of preferred stock outstanding. The following description of the material features of our capital stock is intended as a summary only and is qualified in its entirety by reference to our certificate of incorporation and the bylaws, a copy of each of which is filed as an exhibit to the Registration Statement of which this prospectus is a part.


Common Stock

            Each share of common stock entitles the holder thereof to one vote on all matters submitted to the shareholders. Since the common stock does not have cumulative voting rights, holders of more than 50% of the outstanding shares can elect all of the directors and holders of the remaining shares could not elect any directors. The shares are not subject to redemption and there are no preemptive rights. All outstanding shares of common stock are fully paid and non-assessable. Holders of common stock are entitled to receive dividends out of funds legally available for distribution when, as and if declared by the Board of Directors. The payment of cash dividends on the common stock is unlikely for the foreseeable future. Upon any liquidation, dissolution or winding up of the Company, holders of common stock are entitled to share pro rata in any distribution to the holders of common stock.


            As of January 31, 2000, there were 193 record holders of the Company's common stock.


Preferred Stock

            Our certificate of incorporation authorizes the Board of Directors to issue shares of preferred stock in one or more series with such dividend, liquidation, conversion, redemption and other rights as the Board establishes at the time. Shareholder approval is not required to issue preferred stock. To the extent that we issue any shares of Preferred Stock, the ownership interest and voting power of existing shareholders could be diluted.

            The preferred stock could be issued in one or more series with such voting, conversion and other rights as would discourage possible acquirers from making a tender offer or other attempt to gain control of Stratus, even if such transaction were generally favorable to our stockholders. In the event of a proposed merger, tender offer or other attempt to gain control of Stratus which the Board does not approve, it might be possible for the Board to authorize the issuance of a series of preferred stock with rights and preferences which could impede the completion of such a transaction. The Board could authorize holders of the preferred stock to vote, either separately as a class or with the holders of common stock, on any merger, sale or exchange of assets or other extraordinary corporate transaction. preferred stock may be used to discourage possible acquirors from making a tender offer or other attempt to gain control of Stratus with a view to imposing a merger or sale of all or any part of Stratus' assets, even though a majority of shareholders may deem such acquisition attempts to be desirable.

            Preferred stock may also be used as consideration for any acquisitions that we undertake, either alone or in combination with shares, notes or other assets including cash or other liquid securities.

Underwriter Warrants


            In connection with the completion of this offering, for nominal consideration, we will grant to the underwriters, underwriters' warrants to purchase 130,000 shares of common stock at an initial exercise price of 135% of the initial public offering price of the shares sold in this offering. The underwriters' warrants are exercisable for a period of four years commencing one year from the date of this prospectus. The shares of common stock issuable upon exercise of the underwriters' warrants are identical to the shares being sold in this offering. The underwriters' warrants also grant the holders thereof certain rights of registration of the shares of common stock issuable upon exercise of such warrants. Stratus is registering the underwriters' warrants, as well as the underlying common stock, pursuant to the registration statement of which this prospectus forms a part.

Statutory Business Combination Provision

            We are subject to the provisions of Section 203 of the Delaware General Corporation Law ("Section 203"). Section 203 provides, with certain exceptions, that a Delaware corporation may not engage in any of a broad range of business combinations with a person or an affiliate, or associate of such person, who is an "interested stockholder" for a period of three years from the date that such person became an interested stockholder unless:

            o the transaction resulting in a person becoming an interested stockholder, or the business combination, is approved by the Board of Directors of the corporation before the person becomes an interested stockholder;

            o the interested stockholder acquired 85% or more of the outstanding voting stock of the corporation in the same transaction that makes such person an interested stockholder (excluding shares owned by persons who are both officers and directors of the corporation, and shares held by certain employee stock ownership plans); or

            o on or after the date the person becomes an interested stockholder, the business combination is approved by the corporation's board of directors and by the holders of at least 66 2/3% of the corporation's outstanding voting stock at an annual or special meeting, excluding shares owned by the interested stockholder.

Under Section 203, an "interested stockholder" is defined as any person who is the owner of 15% or more of the outstanding voting stock of the corporation, or an affiliate or associate of the corporation and who was the owner of 15% or more of the outstanding voting stock of the corporation at any time within the three-year period immediately prior to the date on which it is sought to be determined whether such person is an interested stockholder.

            A corporation may, at its option, exclude itself from the coverage of Section 203 by amending its certificate of incorporation or bylaws, through action of its stockholders, to exempt itself from coverage, provided that such bylaw or certificate of incorporation amendment shall not become effective until 12 months after the date it is adopted. We have not adopted such an amendment to our Certificate of Incorporation or Bylaws.

Limitation on Liabilities and Indemnification Matters

            Pursuant to our certificate of incorporation and bylaws and as permitted by Delaware law, directors are not liable to Stratus or its stockholders for monetary damages for breach of fiduciary duty, except for liability in connection with a breach of duty of loyalty, for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, for dividend payments or stock repurchases illegal under Delaware law or any transaction in which a director has received an improper personal benefit.

            Our certificate of incorporation and bylaws also provide that directors and officers shall be indemnified to the fullest extent authorized by Delaware law against all expenses and liabilities actually and reasonably incurred in undertaking their duties. Nonofficer employees and agents may be similarly indemnified at the Board of Directors discretion and further permits the advancing of expenses incurred in defense of claims.

Certain provisions of the Certificate of Incorporation and Bylaws

            Our bylaws provide that a special meeting of stockholders can only be called by the Chief Executive Officer or by a majority of the Board of Directors. The bylaws provide that only matters set forth in the notice of the special meeting may be considered or acted upon at that special meeting.

            Our certificate of incorporation and bylaws also provide that any action required or permitted to be taken by the stockholders of the company at an annual or special general meeting of stockholders must be effected at a duly called meeting and may not be taken or effected by a written consent of stockholders in lieu thereof.

Anti Takeover Effects of the Charter Documents and Delaware Law.

            Our certificate and bylaws include certain provisions that may have anti takeover effects. These provisions may delay, defer or prevent a tender offer or takeover attempt that shareholders may consider to be in their best interests including attempts that might result in a premium over the market price for the shares held by the shareholders. These provisions may also make it more difficult to remove incumbent management.

            These provisions, include:

      o     authorizing our Board of Directors to issue preferred stock;

      o     limiting the persons who may call special meetings of stockholders;

      o     prohibiting stockholder action by written consent;

      o establishing advance notice requirements for nominations for election of our board of directors or for proposing matters that can be acted on by stockholders at stockholder meetings and

      o     prohibiting cumulative voting in the election of directors.

Listing

      We have applied for quotation of the Common Stock on the Nasdaq Smallcap Market under the trading symbol SERV.

Transfer Agent and Registrar

            The Company's transfer agent is American Stock Transfer and Trust Company.


"Penny Stock" Rules

      The Nasdaq Stock Market has certain continuing listing criteria which we will be required to satisfy in order to maintain the listing of our common stock on the Nasdaq SmallCap Market, including criteria pertaining to net tangible assets, market capitalization and net income. If we are unable to meet these criteria, our common stock could be delisted from trading on the Nasdaq SmallCap Market. In the event that the common stock is delisted, the common stock could be classified as a penny stock depending upon its market price and the manner in which it is traded. The Securities and Exchange Commission has adopted rules that regulate broker-dealer practices in connection with transactions in "penny stocks." Penny stocks generally are equity securities with a price of less than $5.00 other than securities registered on certain national securities exchanges or quoted on the Nasdaq Stock Market, provided that current price and volume information is proved by the exchange or the Nasdaq Stock Market. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a risk disclosure document that provides information about penny stocks and the nature and level of risk in the penny stock market and other information. In addition the penny stock rules require a broker-dealer to enter into a special written agreement with respect to the transaction. These requirements may have the effect of reducing the level of trading activity in the secondary market for a security that becomes subject to the penny stock rules. Prices for penny stocks are often not available and investors are often unable to sell such stocks.


                         SHARES ELIGIBLE FOR FUTURE SALE

            Prior to this offering, there has been no public market for the common stock and there can be no assurance that a significant public market for the stock will develop or be sustained after this offering. Future sales of common stock, including shares issued upon exercise of outstanding options and warrants, in the public market after this offering could adversely affect market prices prevailing from time to time and could impair our future ability to raise capital through the sale of equity securities.


            Upon closing of the offering, there will be 5,800,469 shares of common stock outstanding, assuming no exercise of warrants and options outstanding. Of these shares, the 1,300,000 shares of common stock sold pursuant to this offering will be freely tradable without restriction under the Securities Act unless purchased by "affiliates" of Stratus as that term is defined in Rule 144 under the Securities Act.


            Holders of 2,885,143 shares of common stock, including our directors and officers, have agreed not to sell, offer to sell or otherwise dispose of any of their shares for a period of 24 months from the date of this prospectus without the prior written consent of the underwriter. Holders of an additional 1,094,743 shares of common stock have agreed not to sell, offer or to otherwise dispose of any of their shares for a period of 12 months from the date of this prospectus without the written consent of the underwriter. After the expiration of these restrictions, the holders of the shares which are the subject of the restrictions may sell the shares under Rule 144. Holders of approximately 586,050 shares of common stock will be eligible to sell their shares of common stock under Rule 144 at various times commencing 90 days after the date of this prospectus. In addition, the company has agreed to register approximately 31,334 shares subject to outstanding warrants for public sale six to twelve months after the date of this offering; however 50% of these shares are subject to an agreement restricting sales for a twelve month period as described above and the remaining 50% of the shares are subject to an agreement restricting sales for 24 months.

            In general, under Rule 144, a person (or persons whose shares are aggregated) who has beneficially owned shares for at least one year (including the holding period of any prior owner, except an affiliate) is entitled to sell in "broker's transactions" or to market makers, within any three-month period commencing 90 days after the date of this prospectus, a number of shares that does not exceed the greater of:


            o One percent of the number of common shares then outstanding (approximately 58,005 shares immediately after this offering); or


            o The average weekly trading volume of the common shares during the four calendar weeks preceding the required filing of a Form 144 with respect to such sale.

            Sales under Rule 144 are generally subject to manner of sale provisions and notice requirements and to the availability of current public information about us. Under Rule 144(k), a person who is not deemed to have been our affiliate at any time during the 90 days preceding a sale, and who has beneficially owned the shares proposed to be sold for at least two years, is entitled to sell such shares without having to comply with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

            No predictions can be made on the effect, if any, that sales of shares or the availability of shares for sale will have on the market price preceding from time to time. Moreover, we cannot predict the number of shares of common stock which may be sold in the future pursuant to Rule 144 since such sales will depend on the market price of the common stock, the individual circumstances of the holders thereof and other factors. Nevertheless, any sales of substantial amounts of common stock could have a significant adverse effect on the market price of our Common Stock.

                                  UNDERWRITING


      Hornblower & Weeks, Inc. and Dirks & Company, Inc., as underwriters here agreed, subject to the terms and conditions of the underwriting agreement with Stratus to purchase from Stratus the number of shares of common stock indicated below:

      Underwriters                                    Number of Shares
      ------------                                    ----------------

Hornblower & Weeks, Inc. ...............
Dirks & Company, Inc. ..................

            The underwriters are committed to purchase and pay for all of the shares offered hereby if any are purchased. The common stock is being offered by the underwriters subject to prior sale, when, as and if delivered to and accepted by the underwriters and subject to approval of certain legal matters by counsel and to certain other conditions, such as no adverse changes in Stratus and market conditions.

            The underwriters have advised Stratus that they propose to offer the common stock to the public at the initial public offering price set forth on the cover page of this prospectus. The underwriters may allow to certain dealers who are members of the NASD concessions, not in excess of $0.__ per share, of which not in excess of $0.__ per share may be reallowed to other dealers who are members of the NASD. After the initial public distribution of the shares is completed, the public offering price, concession and reallowance may be changed by the underwriters.


            We have granted the underwriters an over-allotment option, exercisable during the 30-day period commencing with the date of the underwriting agreement, to purchase from Stratus at the initial offering price less underwriting discounts, up to an aggregate of 195,000 additional shares of common stock from Stratus for the sole purpose of covering over-allotments, if any. Stratus will be obligated, pursuant to this over-allotment option, to sell such additional shares to the underwriters.

            We have agreed to pay to the underwriters a non-accountable expense allowance of 3% of the gross proceeds of the offering, of which $40,000 has been paid as of the date of this prospectus. Stratus has also agreed to pay all expenses in connection with qualifying the common stock offered hereby for sale under the laws of such states as the underwriters may designate, including expenses of counsel retained for such purpose by the underwriters.


            In connection with the offering, we have agreed to sell to the underwriters, for $100, the underwriter's warrants to acquire 130,000 shares of our common stock. The underwriter's warrants initially are exercisable at a price of 135% of the per share initial public offering price of the shares offered hereby, for a period of four years commencing one year from the date of this prospectus. The shares of common stock issuable upon exercise of the underwriter's warrants are identical to the shares being sold in this offering. The underwriter's warrants also grant the holders thereof certain rights of registration of the shares of common stock issuable upon exercise of such warrants. Stratus is registering the underwriter's warrants, as well as the underlying common stock, pursuant to the registration statement of which this prospectus forms a part. The underwriter's warrants may not be sold, transferred, assigned, pledged or hypothecated for a period of one year following the date of the registration statement of which this prospectus forms a part, except to NASD members participating in the offering and the bona fide officers or partners thereof.

            Hornblower & Weeks, Inc. has the right to designate one member of the Board of Directors for a period of 5 years commencing with the closing of this offering. The underwriting agreement provides that Hornblower & Weeks, Inc. has a right of first refusal for a period of three years from the date of this prospectus for the underwriting of any public or private sale of securities by Stratus or its principal stockholders, subject to certain specified exceptions. Stratus may also obtain a waiver of this right of first refusal upon payment of a fee to Hornblower & Weeks, Inc. equal to the lesser of $200,000 or 1% of the offering proceeds from the proposed financing. In addition, Stratus has agreed to pay Hornblower & Weeks, Inc. a finder's fee equal to five percent (5%) of the consideration paid in any merger, acquisition, joint venture or similar transaction to which Stratus is a party that is originated by Hornblower & Weeks, Inc.


            Stratus has agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act.

            The underwriters have informed us that they will not sell any shares of the common stock to any accounts over which they exercise discretionary authority.

            We have agreed with the underwriters that for a period of 12 months from the date of this prospectus, we will not issue any securities or grant options or warrants to purchase any securities of Stratus without the consent of the underwriters except:

            o options to acquire up to 130,000 shares of common stock which may be issued to officers, directors, employees and consultants;

            o as consideration payable in connection with potential mergers and acquisitions;

            o in a public offering at a price less than 90% of the average closing bid prices of the common stock as reported on the Nasdaq Stock Market for the 21 consecutive trading day period immediately preceding the date of sale; and

            o in a private sale at not less than 70% of the average closing bid prices of the common stock as reported on the Nasdaq Stock Market for the 21 consecutive trading day period immediately preceding the date of sale.

            The underwriters may engage in over-allotment, stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Regulation M under the Securities Exchange Act of 1934. Over-allotment involves syndicate sales in excess of the offering size, which creates a syndicate short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Syndicate covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the underwriter to reclaim a selling concession from a syndicate member when the securities originally sold by such syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Such stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the common stock to be higher than it would otherwise be in the absence of such transactions. These transactions may be affected on Nasdaq or otherwise and, if commenced, may be discontinued at any time and will, in any event, be discontinued thirty (30) days after settlement of this offering.


            Copies of the underwriting agreement and related documents have been filed as exhibits to the registration statement of which this prospectus forms a part.


            Prior to this offering there has been no public market for the common stock. The initial public offering price for the shares of common stock offered will be determined by negotiation between Stratus and the underwriter. The factors to be considered in determining the initial public offering price include the history of and the prospects for the industry in which we compete, our past and present operation, our historical financial results, our prospects for future earnings, the recent market prices of securities of generally comparable companies and the general conditions of the securities market at the time of the offering.

                                  LEGAL MATTERS

            The legality of the shares offered by this prospectus will be passed upon for us by Giordano, Halleran & Ciesla, a Professional Corporation, Middletown, New Jersey. Certain legal matters will be passed on for the Underwriters by Lehman & Eilen LLP, Uniondale, New York.

                                     EXPERTS

            Certain financial statements included in this prospectus and elsewhere in the registration statement have been audited by Amper, Politziner & Mattia, PA independent auditors, as indicated in their reports with respect thereto, and are included in reliance upon the authority of the firm as experts in giving such reports. Reference is made to such reports which include explanatory paragraphs that state substantial doubts about our ability to continue as a going concern.

                             ADDITIONAL INFORMATION

We have filed with the SEC a Registration Statement on Form SB-2 under the Securities Act with respect to the offered common stock. We have not included in this prospectus additional information contained in the Registration Statement and you should refer to the Registration Statement and its exhibits for further information. The Registration Statement and exhibits and schedules filed as a part thereof, which may be inspected, without charge, at the Public Reference Section of the SEC at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the regional offices at the SEC located at 7 World Trade Center, 13th Floor, New York, New York 10048 and at Northwestern Atrium Center, 500 West Madison Avenue, Suite 1400, Chicago, Illinois 60611-2511. The SEC maintains a worldwide web site on the Internet at http://www.sec.gov that contains reports, proxy and information statements regarding registrants that file electronically with the SEC. Copies of all or any portion of the Registration Statement may be obtained from the public reference section of the SEC upon payment of the prescribed fees.

                          STRATUS SERVICES GROUP, INC.


                               For the Years Ended
                           September 30, 1999 and 1998
                           and the Three Months Ended
                     December 31, 1999 and 1998 (unaudited)


                                                                       Page

Independent Auditors' Report                                           F-2
Balance Sheets                                                         F-3
Statements of Operations                                               F-4
Statement of Stockholders' Deficiency                                  F-5
Statements of Cash Flows                                               F-6
Notes to Financial Statements                                          F-7 - 19

                             B & R EMPLOYMENT, INC.
                 For the Years Ended December 31, 1998 and 1997

Independent Auditors' Report                                           F-20
Balance Sheets                                                         F-21
Statements of Operations                                               F-22
Statement of Stockholders' Deficiency                                  F-23
Statements of Cash Flows                                               F-24
Notes to Financial Statements                                          F-25 - 27

                     UNAUDITED PROFORMA FINANCIAL STATEMENTS

Unaudited Proforma Condensed Statement of Operations
  For the Year Ended September 30, 1998                                F-28
Unaudited Proforma Condensed Statements of Operations:
  For the Year Ended September 30, 1999                                F-29
Notes to Unaudited Proforma Condensed Statements of Operations         F-30

                          Independent Auditors' Report

To the Stockholders of
Stratus Services Group, Inc.

We have audited the accompanying balance sheets of Stratus Services Group, Inc. as of September 30, 1999 and 1998, and the related statements of operations, stockholders' deficiency, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Stratus Services Group, Inc. as of September 30, 1999 and 1998 and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has suffered recurring losses from operations and has an accumulated deficit, which raise substantial doubt about its ability to continue as a going concern. Management's plans regarding those matters also are described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


                                             /s/ Amper, Politziner & Mattia P.A.

                                                 AMPER, POLITZINER & MATTIA P.A.

December 1, 1999
Edison, New Jersey

                          STRATUS SERVICES GROUP, INC.
                                 Balance Sheets

                                     Assets

                                                                      September 30,  September 30,         December 31,
                                                                           1999           1998                 1999
                                                                      -------------  -------------         ------------
                                                                                                            (unaudited)
Current assets
   Cash and cash equivalents                                           $   423,072    $   249,987           $    11,192
   Due from factor - less allowance for recourse
    obligation of $-0-, $-0- and $70,000                                        --             --               256,468
   Accounts receivable - less allowance for
    doubtful accounts of $703,000, $37,000 and
    $703,000                                                               571,679         65,536               632,274
   Unbilled receivables                                                    486,338        282,485               526,110
   Unbilled receivables - related parties                                   15,408         22,445                    --
   Prepaid insurance                                                       257,213        222,291                86,336
   Prepaid expenses and other current assets                                15,908          5,130                68,592
                                                                       -----------    -----------           -----------
                                                                         1,769,618        847,874             1,580,972
Property and equipment, net of accumulated depreciation                    311,058         95,562               355,065

Goodwill                                                                 2,345,555             --             2,304,431

Investment in marketable securities                                             --             --                    --

Deferred registration costs                                                326,878             --               391,977
Other assets                                                               172,756        151,213               166,643
                                                                       -----------    -----------           -----------
                                                                       $ 4,925,865    $ 1,094,649           $ 4,799,088
                                                                       ===========    ===========           ===========

                    Liabilities and Stockholders' Deficiency

Current liabilities
   Loans payable                                                       $   772,460    $        --           $   984,344
   Loans payable - related parties                                          15,500        406,350               252,500
   Notes payable - acquisition (current portion)                         1,117,810             --             1,208,335
   Insurance obligation payable                                            252,886        211,708               102,842
   Due to factor - less allowance for recourse obligation of $50,000,
    $795,000 and $-0-                                                      683,924          2,602                    --
   Accounts payable and accrued expenses                                 1,410,367        927,743             1,584,449
   Accrued payroll and taxes                                               934,335        869,823               503,990
   Payroll taxes payable                                                   226,232        143,312               277,522
   Litigation fees payable                                                 133,299        271,361               133,299
                                                                       -----------    -----------           -----------
                                                                         5,546,813      2,832,899             5,047,281

Notes payable - acquisition (net of current portion)                       252,657             --               157,776
                                                                       -----------    -----------           -----------
                                                                         5,799,470      2,832,899             5,205,057

Temporary equity - put options                                             520,000             --               520,000

Commitments and contingencies

Stockholders' deficiency
   Common stock, $.01 par value, 10,000,000 shares
    authorized, 4,272,470 and 3,719,734 and 4,349,137
    shares issued and outstanding                                           42,725         37,198                43,492
   Additional paid-in capital                                            3,094,602      1,275,241             3,393,835
   Deferred compensation                                                  (114,700)      (161,500)             (103,000)
   Accumulated deficit                                                  (4,416,232)    (2,889,189)           (4,260,296)
                                                                       -----------    -----------           -----------
    Total stockholders' deficiency                                      (1,393,605)    (1,738,250)             (925,969)
                                                                       -----------    -----------           -----------
                                                                       $ 4,925,865    $ 1,094,649           $ 4,799,088
                                                                       ===========    ===========           ===========


                 See accompanying notes to financial statements.

                          STRATUS SERVICES GROUP, INC.
                            Statements of Operations
                 For the Years Ended September 30, 1999 and 1998
                         and for the Three Months Ended
                     December 31, 1999 and 1998 (Unaudited)

                                                       For the Year Ended             For the Three Months Ended
                                                          September 30,                       December 31,
                                                      1999            1998               1999            1998
                                                      ----            ----               ----            ----
                                                                                      (unaudited)     (unaudited)
Revenues (including $1,696,000,
 $3,598,000, $194,000 and $996,000 from
 related parties)                                 $ 30,042,751    $ 24,919,639       $  7,723,887    $  5,912,643

Cost of revenue (including $1,521,000,
 $3,228,000, $172,000 and $929,000
 from related parties)                              23,677,093      20,329,718          5,728,323       4,679,119
                                                  ------------    ------------       ------------    ------------

Gross profit                                         6,365,658       4,589,921          1,995,564       1,233,524
                                                  ------------    ------------       ------------    ------------

Operating expenses
   Selling, general and administrative expenses      6,288,610       5,617,843          1,544,238       1,418,475
   Provision for recourse obligation                   595,000         670,445             20,000         595,000
   Impairment of JPI assets                                 --         174,688                 --              --
                                                  ------------    ------------       ------------    ------------
                                                     6,883,610       6,462,976          1,564,238       2,013,475
                                                  ------------    ------------       ------------    ------------

Earnings (loss) from operations                       (517,952)     (1,873,055)           431,326        (779,951)
                                                  ------------    ------------       ------------    ------------

Other income (expenses)
   Finance charges                                    (722,020)       (524,649)          (173,115)       (199,448)
   Interest expense                                   (309,257)        (48,170)          (104,172)        (31,600)
   Other income                                         22,186          33,729              1,897          13,150
                                                  ------------    ------------       ------------    ------------
                                                    (1,009,091)       (539,090)          (275,390)       (217,898)
                                                  ------------    ------------       ------------    ------------

Net earnings (loss)                               $ (1,527,043)   $ (2,412,145)      $    155,936    $   (997,849)
                                                  ============    ============       ============    ============

Net earnings (loss) per common share -
   Basic                                          $       (.40)   $       (.67)      $        .04    $       (.27)
   Diluted                                                (.40)           (.67)               .03            (.27)

Weighted average shares, outstanding
 per common share -
   Basic                                             3,828,530       3,602,086          4,308,131       3,719,733
   Diluted                                           3,828,530       3,602,086          4,492,024       3,719,733


                 See accompanying notes to financial statements.

                          STRATUS SERVICES GROUP, INC.
                      Statement of Stockholders' Deficiency
               For the Years Ended September 30, 1999 and 1998 and
            for the Three Months Ended December 31, 1999 (Unaudited)

                                                                                               Additional
                                                                       Deferred   Accumulated    Paid-In          Common Stock
                                                           Total     Compensation   Deficit      Capital       Amount      Shares
                                                           -----     ------------   -------      -------       ------      ------
Balance - October 1, 1997                               $  (157,335) $        --  $  (477,044) $   285,995  $    33,714   3,371,334
Net (loss)                                               (2,412,145)          --   (2,412,145)          --           --          --
Deferred compensation in connection with stock
 options granted (no tax effect)                                 --     (187,500)          --      187,500           --          --
Compensation expense in connection with stock
 options granted (no tax effect)                             26,000       26,000           --           --           --          --
Proceeds from sale of private placement of common stock
 (net of cost of $501,370) for cash                         773,730           --           --      770,330        3,400     340,000
Issuance of common stock to employees
 (compensation expense of $31,500)                           31,500           --           --       31,416           84       8,400
                                                        -----------  -----------  -----------  -----------  -----------  ----------
Balance - September 30, 1998                             (1,738,250)    (161,500)  (2,889,189)   1,275,241       37,198   3,719,734
Net (loss)                                               (1,527,043)          --   (1,527,043)          --           --          --
Compensation expense in connection with stock
 options granted (no tax effect)                             46,800       46,800           --           --           --          --
Issuance of common stock in connection with acquisition          --           --           --         (347)         347      34,667
Issuance of common stock in exchange for notes payable    1,092,762           --           --    1,089,848        2,914     291,403
Proceeds from the sale of private placement of
 common stock (net of costs of $117,874) for cash           732,126           --           --      729,860        2,266     226,666
                                                        -----------  -----------  -----------  -----------  -----------  ----------
Balance - September 30, 1999                            $(1,393,605) $  (114,700) $(4,416,232) $ 3,094,602  $    42,725   4,272,470
Net earnings for the three months ended December 31,
 1999 (unaudited)                                           155,936           --      155,936           --           --          --
Compensation expense in connection with stock options
 granted (no tax effect) (unaudited)                         11,700       11,700           --           --           --          --
Issuance of common stock in exchange for notes payable
 (unaudited)                                                300,000           --           --      299,233          767      76,667
                                                        -----------  -----------  -----------  -----------  -----------  ----------
Balance - December 31, 1999 (unaudited)                 $  (925,969) $  (103,000) $(4,260,296) $ 3,393,835  $    43,492   4,349,137
                                                        ===========  ===========  ===========  ===========  ===========  ==========


                 See accompanying notes to financial statements.

                          STRATUS SERVICES GROUP, INC.
                            Statements of Cash Flows
                 For the Years Ended September 30, 1999 and 1998
                         and for the Three Months Ended
                     December 31, 1999 and 1998 (unaudited)

                                                             For the Years Ended       For the Three Months Ended
                                                                September 30,                  December 31,
                                                             1999           1998           1999           1998
                                                             ----           ----           ----           ----
                                                                                       (Unaudited)     (Unaudited)
Cash flows from operating activities
   Net earnings (loss)                                   $(1,527,043)   $(2,412,145)   $   155,936    $  (997,849)
                                                         -----------    -----------    -----------    -----------
   Adjustments to reconcile net earnings (loss) to net
    cash used by operating activities
    Depreciation                                              74,970         40,656         29,319         11,477
    Amortization                                             121,848             --         41,124             --
    Imputed interest                                          25,645             --         18,253             --
    Accrued interest                                          91,996             --         28,275             --
    Compensation for issuance of common stock                     --         31,500             --             --
    Impairment of JPI assets                                      --        174,688             --             --
    Compensation - stock options                              46,800         26,000         11,700         11,700
   Changes in operating assets and liabilities
    Due to/from factor                                       465,532        437,663       (940,392)       808,267
    Accounts receivable                                     (702,959)      (209,214)       (84,959)      (242,667)
    Prepaid insurance                                        (34,922)       338,917        170,877        130,729
    Prepaid expenses and other current assets                (10,778)         8,462        (52,684)        (1,973)
    Other assets                                               6,582        (29,357)         6,113         (4,574)
    Insurance obligation payable                              41,178       (153,467)      (150,044)      (158,781)
    Accrued payroll and taxes                                 64,512        392,899       (430,345)      (508,867)
    Payroll taxes payable                                     82,920        (95,471)        51,290         (2,634)
    Litigation fees payable                                 (138,062)       271,361             --        (40,151)
    Accounts payable and accrued expenses                    397,336        538,020        165,695         76,445
                                                         -----------    -----------    -----------    -----------
      Total adjustments                                      532,598      1,772,657     (1,135,778)        78,971
                                                         -----------    -----------    -----------    -----------
                                                            (994,445)      (639,488)   $  (979,842)   $  (918,878)
                                                         -----------    -----------    -----------    -----------

Cash flows (used in) investing activities
   Purchase of property and equipment                       (283,466)       (96,789)       (73,326)       (70,824)
   Payments for business acquisitions                       (194,930)       (89,688)            --             --
                                                         -----------    -----------    -----------    -----------
                                                            (478,396)      (186,477)       (73,326)       (70,824)
                                                         -----------    -----------    -----------    -----------

Cash flows from financing activities
   Proceeds from sale of common stock                        732,126        735,230             --             --
   Proceeds from loans payable                             1,388,375        550,000        750,000        775,000
   Payments of loans payable                                (370,746)      (302,150)       (52,000)            --
   Payments of registration costs                           (103,829)            --        (56,712)            --
                                                         -----------    -----------    -----------    -----------
                                                           1,645,926        983,080        641,288        775,000
                                                         -----------    -----------    -----------    -----------

Net change in cash and cash equivalents                      173,085        157,115       (411,880)      (214,702)

Cash and cash equivalents - beginning                        249,987         92,872        423,072        249,987
                                                         -----------    -----------    -----------    -----------

Cash and cash equivalents - ending                       $   423,072    $   249,987    $    11,192    $    35,285
                                                         ===========    ===========    ===========    ===========

Supplemental disclosure of cash paid
   Interest                                              $   174,175    $    37,872    $    29,294    $    16,500
                                                         ===========    ===========    ===========    ===========

Schedule of Noncash Investing and Financing Activities
   Fair value of assets acquired                         $ 2,421,903    $   289,688    $        --    $        --
    Less: cash paid                                          (57,430)       (89,688)            --             --
    Less: common stock and put options issued               (520,000)            --             --             --
                                                         -----------    -----------    -----------    -----------
    Liabilities assumed                                  $ 1,844,473    $   200,000    $        --    $        --
                                                         ===========    ===========    ===========    ===========
   Issuance of common stock in
    exchange for notes payable                           $ 1,092,762    $        --    $   300,000    $        --
                                                         ===========    ===========    ===========    ===========
   Accrued and imputed interest                          $   117,641    $        --    $    46,528    $        --
                                                         ===========    ===========    ===========    ===========


                 See accompanying notes to financial statements.

                          STRATUS SERVICES GROUP, INC.
                          Notes to Financial Statements
       (Information as of December 31, 1999 and for the Three Months Ended
                    December 31, 1999 and 1998 is unaudited)


Note 1 - Liquidity

            Stratus Services Group, Inc. ("Company") has been experiencing significant losses from operations due to increasing overhead in anticipation of additional future revenues, litigation fees, and unusual reserves for estimated recourse obligations. The accompanying financial statements have been prepared assuming the Company will continue as a going concern.

            Management's plans consist of reducing overhead by eliminating and consolidating locations and applicable staff, and implementing cost reduction measures such as decreasing salaries. The Company completed a private placement of its common stock and notes in 1999 raising approximately $1,000,000 for working capital purposes. Thirdly, the Company is in the registration process with the Securities Exchange Commission to raise additional capital.

Note 2 - Nature of Operations and Summary of Significant Accounting Policies Operations

            The Company was incorporated on March 11, 1997, for the purpose of providing contract labor and staffing services. The only activity between March 11, 1997 and August 11, 1997, was the issuance of 667 shares of common stock. The Company commenced operations on August 11, 1997 when it acquired certain assets and assumed certain liabilities of Royalpar Industries, Inc. ("Royalpar") and its subsidiaries (an entity in bankruptcy). This acquisition enabled the Company to immediately commence its temporary staffing business by providing customers, qualified staff and accounting and payroll support services from offices in New Jersey, Colorado, Texas, California and Arizona.

            The Company operates as one business segment. The one business segment consists of its traditional staffing services, engineering staffing services, and SMARTSolutions (TM), a structured program to monitor and enhance the production of a client's labor resources. The Company's customers are in various industries and are located throughout the United States. Credit is granted to substantially all customers. No collateral is maintained.

            Revenue Recognition

            The Company recognizes revenue as the services are performed by its workforce. The Company's customers are billed weekly. At balance sheet dates, there are accruals for unbilled receivables and related compensation costs.

            Use of Estimates

            The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

            Cash and Cash Equivalents

            The Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents.


            Interim Financial Statements

            The financial statements as of December 31, 1999 and for the three months ended December 31, 1999 and 1998 have been prepared by the Company without audit. In the opinion of management, all adjustments (which include only normal recurring adjustments) necessary to present fairly the financial position as of December 31, 1999 and the results of operations and cash flows for the three months ended December 31, 1999 and 1998 have been made. The results of operations for the three months ended December 31, 1999 are not necessarily indicative of the results to be expected for the year ending September 30, 2000.

            Reclassification

            Certain items in the statement of operations for the year ended September 30, 1998 have been reclassified to conform to the year ended September 30, 1999 presentation.

                          STRATUS SERVICES GROUP, INC.
                          Notes to Financial Statements
       (Information as of December 31, 1999 and for the Three Months Ended
                    December 31, 1999 and 1998 is unaudited)


Note 2 - Nature of Operations and Summary of Significant Accounting Policies - (continued) Earnings/Loss Per Share

            The Company adopted Statement of Financial Accounting Standards No. 128 "Earnings per Share," (SFAS 128). SFAS 128 replaces the presentation of primary earnings per share ("EPS") and fully diluted EPS with a presentation of basic EPS and diluted EPS, respectively. Basic EPS excludes dilution and is computed by dividing earnings available to common stockholders by the weighted-average number of common shares outstanding during the period. Diluted EPS assumes conversion of dilutive options and warrants, and the issuance of common stock for all other potentially dilutive equivalent shares outstanding.

            Property and Equipment

            Property and equipment is stated at cost, less accumulated depreciation. Depreciation is provided over the estimated useful lives of the assets as follows:

                                                                   Estimated
                                                  Method          Useful Life
                                                  ------          -----------

                  Computer equipment         Straight-line          3 years
                  Office equipment           Declining balance      5 years
                  Furniture and fixtures     Declining balance      5 years

            Goodwill

            Goodwill is amortized on a straight-line basis over fifteen years.

            Factoring

            The Company's factoring agreement (see Note 4) with a financing institution ("factor") has been accounted for as a sale of receivables under Statement of Financial Accounting Standards No. 125 "Accounting for Transfers and Services of Financial Assets and Extinguishment of Liabilities."

            Stock Options

            The Company has elected to follow Accounting Principles Board Opinion No. 25. "Accounting for Stock Issued to Employees" ("APB 25") and related interpretations in accounting for its employee stock options. Under this method, compensation cost is measured as the amount by which the market price of the underlying stock exceeds the exercise price of the stock option at the date at which both the number of options granted and the exercise price are known.

            Advertising Costs


            Advertising costs are expensed as incurred. The expenses for the years ended September 30, 1999 and 1998 and the three months ended December 31, 1999 and 1998 were $133,000, $110,000, $37,000 and
            $24,000 respectively, and are included in selling, general and administrative expenses.

                          STRATUS SERVICES GROUP, INC.
                          Notes to Financial Statements
       (Information as of December 31, 1999 and for the Three Months Ended
                    December 31, 1999 and 1998 is unaudited)


Note 2 - Nature of Operations and Summary of Significant Accounting Policies - (continued) Impairment of Long-Lived Assets

            The Company evaluates the recoverability of its long-lived assets in accordance with Statement of Financial Accounting Standards ("SFAS") No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of." SFAS No. 121 requires recognition of impairment of long-lived assets in the event the net book value of such assets exceeds the future undiscounted cash flows attributable to such assets.

            Segment Reporting

            The Company adopted SFAS No. 131, "Disclosures About Segments of an Enterprise and Related Information." The Company operates as a single segment and will evaluate additional segment disclosure requirements as it expands its operations.

            New Accounting Pronouncement

            In June 1998, the FASB issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities". Statement No. 133 establishes accounting and reporting standards for derivative instruments and for hedging activities. It requires that an entity recognize all derivatives as either assets or liabilities and measure them at a fair value. Under certain circumstances, the gains or losses from derivatives may be offset against those from the items the derivatives hedge against. The Company will adopt SFAS No. 133 in the fiscal year ending September 30, 2001. The Company does not anticipate that SFAS No. 133 will have a material impact.

Note 3 - Acquisitions

            JP Industrial, LLC


            On August 10, 1998, the Company acquired certain assets of JP Industrial, LLC, ("JPI") an engineering services company in Oregon for $289,688 of which $89,688 was paid at closing and the remainder payable in monthly installments through May 1999. The assets acquired consisted of equipment, customer and vendor lists and any open and pending contracts and purchase orders. The Company did not assume any liabilities or obligations unless expressly agreed to. Shortly after the acquisition and before assigning values to the assets, the Company filed a lawsuit alleging breach of contract by the former owners of JPI. The former owners of JPI have filed a counter claim. Arbitration is to commence in early 2000.


            Management believes that the breach of contract has impaired the value of assets purchased and has consequently charged operations for $174,688 during the year ended September 30, 1998.

                          STRATUS SERVICES GROUP, INC.
                          Notes to Financial Statements
       (Information as of December 31, 1999 and for the Three Months Ended
                    December 31, 1999 and 1998 is unaudited)


Note 3 - Acquisitions - (continued)

            B & R Employment, Inc.

            On January 4, 1999, the Company entered into an asset purchase agreement with B&R Employment, Inc. ("B&R"). The Company purchased certain assets including office equipment, furniture and fixtures, sales and operating records, customer contracts and agreements, vendor lists, and seller's licenses and certificates. The purchase price was $2,400,000, consisting of a note for $1,610,000 (Note #1), a note for $270,000 (Note #2) and the issuance of 34,667 shares of the Company's common stock. B&R has a put option to sell these shares back to the Company at $15 per share, provided that the Company does not conduct an initial public offering within twenty-four months.


            In addition, the Company purchased existing accounts receivable of $657,000 from B&R and sold them to the factor. Any uncollectible accounts receivable and costs associated therewith are deductible from the notes payable. In this connection, $197,186 has been credited against Note #1 at September 30, 1999 and December 31, 1999. In addition, B&R's
            $57,430 share of a finder's fee paid by the Company has also been credited against Note #1.


            A payment of $269,000 was made against Note #1 in April 1999. In addition, payments of $12,000 a month began June 1999. Note #1 accrues interest at 10% a year and is due thirty days after successful completion of an initial public offering or March 1, 2000, whichever is sooner. Note #2 is payable in eight quarterly installments of principal and interest commencing ninety days after payment of Note #1 with interest accruing at 12%.


            Notes payable - acquisition comprises the following:

                                                 September 30,   December 31,
                                                     1999            1999
                                                 -------------   ------------
                                                                  (unaudited)
                  Note #1                         $ 1,025,814     $   986,814
                  Note #2                             270,000         270,000
                  Accrued interest                     91,996         120,271
                  Less: unamortized discount          (17,343)        (10,974)
                                                  -----------     -----------
                                                    1,370,467       1,366,111
                  Less: current portion            (1,117,810)     (1,208,335)
                                                  -----------     -----------
                                                  $   252,657     $   157,776
                                                  ===========     ===========


            In connection with this acquisition, the Company entered into an employment and a non-compete agreement for a three year period with the sole stockholder of B&R. The excess of cost paid over net assets acquired resulted in goodwill of $2,414,903, computed as follows:

                  Net assets acquired
                    Office equipment                           $     7,000
                                                               -----------
                  Amounts paid
                    Notes payable (net of $35,527 discount)      1,844,473
                    Issuance of common stock and put options       520,000
                    Finder's fee                                    57,430
                                                               -----------
                                                                 2,421,903
                                                               -----------
                  Excess of amounts paid over net assets
                    acquired-goodwill                          $ 2,414,903
                                                               ===========

                          STRATUS SERVICES GROUP, INC.
                          Notes to Financial Statements
       (Information as of December 31, 1999 and for the Three Months Ended
                    December 31, 1999 and 1998 is unaudited)


Note 4 - Factoring Agreement


            The Company has a factoring agreement under which it may sell up to $3,000,000 of qualified trade accounts receivable, with limited recourse provisions. The agreement expires August 10, 2000 and is renewed automatically for one year periods unless either party is notified of termination sixty days prior to renewal. The Company is required to repurchase or replace any receivable remaining uncollected for more than 90 days. During the years ended September 30, 1999 and 1998 and the three months ended December 31, 1999 and 1998 gross proceeds from the sale of receivables were $25,227,640, $23,146,923, $6,557,788 and $5,239,179 respectively. The provision for recourse obligation includes the estimated recourse obligations on the sale of receivables. As of September 30, 1999 and 1998, and December 31, 1999, $3,789,000, $2,943,000 and $2,981,000
            respectively, of the receivables sold to the factor had not been collected.

            As of September 30, 1999 and 1998 and December 31, 1999 $-0-, $1,105,000, and $-0- respectively, of related-party receivables sold to the factor had not been collected. Reserves for recourse obligations of $-0-, $500,000 and $-0- respectively, have been provided against these receivables.


            The Company is an impaired seller under the terms of the factoring agreement. Although in technical violation for not repurchasing outstanding receivables over 90 days, the factor is not exercising any of the remedies available to them. However, two stockholders of the Company have pledged 1,055,334 shares of the Company as collateral.


            As of January 21, 2000 the factor confirmed that the Company was no longer in technical violation and is releasing the shares held as collateral.


Note 5 - Property and Equipment


                                                         September 30,           December 31,
                                                      1999            1998           1999
                                                      ----            ----           ----
                                                                                 (unaudited)
                  Furniture and fixtures            $  42,071      $  10,700      $   43,195
                  Office equipment                     34,423         26,223          57,275
                  Computer equipment                  296,960         78,362         336,559
                  Computer software                    54,892         22,593          64,642
                                                   ----------      ---------      ----------
                                                      428,346        137,878         501,671

                  Accumulated depreciation           (117,288)       (42,316)       (146,606)
                                                   ----------      ---------      ----------
                  Net property and equipment       $  311,058      $  95,562      $  355,065
                                                   ==========      =========      ==========


Note 6 - Goodwill


                                                         September 30,           December 31,
                                                      1999            1998           1999
                                                      ----            ----           ----
                                                                                 (unaudited)
            Goodwill                               $2,467,403      $      --      $2,467,403
            Less: accumulated amortization           (121,848)            --        (162,972)
                                                   ----------      ---------      ----------
                                                   $2,345,555      $      --      $2,304,431
                                                   ==========      =========      ==========

                          STRATUS SERVICES GROUP, INC.
                          Notes to Financial Statements
       (Information as of December 31, 1999 and for the Three Months Ended
                    December 31, 1999 and 1998 is unaudited)


Note 7 - Loans Payable

            a. Related Parties


            As of September 30, 1999 and 1998 and December 31, 1999, various stockholders advanced funds to the Company for working capital and payment of litigation expenses (see Note 8). These loans bear interest at the rate of 12% per annum and are payable upon demand. Interest expense for the years ended September 30, 1999 and 1998 and the three months ended December 31, 1999 and 1998 was $43,544, $40,863, $5,000 and $11,600 respectively.


            In August 1999, the Chief Executive Officer of the Company and his son agreed to exchange, effective June 30, 1999, $440,000 of notes payable by the Company to them plus accrued interest of $52,762 for 131,403 shares of the Company's common stock. The stock was valued at $3.75 per share which represents fair value based on the latest stock transactions and no gain or loss was recorded on the transaction.

            b. Other

            Loans payable is comprised of the following:

                  (i) $365,000 as of September 30, 1999 and December 31, 1999, bearing interest at the rates of 18% to 24% a year, due on demand;


                  (ii)  $157,460 and $169,344 as of September 30, 1999 and
                        December 31, 1999, respectively, representing the discounted notes ($200,000 face value) from the private placement (see Note 17). These notes bear interest at the rate of 13% and are due upon the earlier of one year or the successful completion of the IPO;



                  (iii) $150,000 as of September 30, 1999 and December 31, 1999,
                        due on demand, bearing interest at 12% a year; and

                  (iv) $100,000 as of September 30, 1999 and December 31, 1999, due on demand, bearing interest at 30% a year.

                  (v) 200,000 as of December 31, 1999, due on demand, bearing interest at 12% a year.

            Other loans aggregating $600,000 were settled by the issuance of 160,000 shares of the Company's common stock at $3.75 per share in September, 1999. Other loans during the three months ended December 31, 1999 aggregating $100,000 and $200,000 were settled by the issuance of 26,667 shares at $3.75 per share in October 1999 and 50,000 shares at $4.00 per share in November and December 1999.


Note 8 - Litigation Fees Payable


            The Company and four individuals were defendants in a legal action alleging breach of various agreements. The action was settled in June 1998 as a result of which the Company paid $408,000 (for plaintiff's attorneys fees) and incurred $390,000 for its own legal fees. The Company owed $133,299, $271,361 and $133,299 at
            September 30, 1999, September 30, 1998 and December 31, 1999 respectively, and is making periodic payments.


Note 9 - Related Party Transactions

            Consulting Agreement


            The former president of Royalpar, who is the son of the Chief Executive Officer of the Company, provides consulting services to the Company. Consulting expense was $107,000, $175,000, $31,000 and $21,000 for the years ended September 30, 1999 and 1998 and the three months ended December 31, 1999 and 1998, respectively.

                          STRATUS SERVICES GROUP, INC.
                          Notes to Financial Statements
       (Information as of December 31, 1999 and for the Three Months Ended
                    December 31, 1999 and 1998 is unaudited)


Note 9 - Related Party Transactions - (continued)

            Consulting Agreement - (continued)


            The Company has paid consulting fees to an entity whose stockholder is another son of the Chief Executive Officer of the Company. Consulting fees amounted to $23,000, $17,000, $-0- and $19,000 for the years ended September 30, 1999 and 1998 and the three months ended December 31, 1999 and 1998, respectively.


            Revenues


            The Company provides payroll services to an entity whose Chief Executive Officer is the son of the Chief Executive Officer of the Company. Revenues related thereto for the years ended September 30, 1999 and 1998, and the three months ended December 31, 1999 and 1998 were $1,392,000, $2,321,000, $194,000 and $692,000 respectively. In
            August 1999, $663,000 of accounts receivable from this related party were converted into a note of $1,017,000. The difference was attributable to interest which has not been accrued by the Company since all of the receivable had previously been reserved for as a doubtful account. All of the doubtful accounts receivable arose prior to the entity becoming a related party. The accounts receivable were generated through December 1998 and the entity became a related party in March 1999. In September 1999, the Company had agreed to accept 500,000 shares of the related party's common stock as full payment for the note. Although the shares of the related party's common stock are publicly traded, the 500,000 shares held by the Company are restricted. Accordingly, the investment has been valued at $-0-. A value will be assigned to the common stock when the shares are registered and the restriction is released. A realized gain will be recognized in the statement of operations upon the sale or exchange of these freely traded shares. The market price of unrestricted common shares of the related party at September 30, 1999 and December 31, 1999 was $2.69 and $1.38 per common share, respectively.

            The Company also provided payroll services to a non-public entity whose common stock is owned 50% by the Chief Executive Officer of the Company. For the years ended September 30, 1999 and 1998, and the three months ended December 31, 1999 and 1998, revenues were $304,000, $1,277,000, $-0- and $304,000 respectively.


Note 10 - Accounts Payable and Accrued Expenses


                                                             September 30,            December 31,
                                                        1999            1998              1999
                                                        ----            ----              ----
                                                                                      (unaudited)
                  Accounts payable                   $  535,883      $ 220,370         $  681,548
                  Accrued compensation                  303,430        312,402            276,896
                  Accrued legal                         261,894             --            338,032
                  Accrued other                         122,751        107,124            104,591
                  Accrued interest                       19,133         71,242             22,987
                  Accrued lease                          52,276        101,605             45,395
                  Due to JPI (see Note 3)               115,000        115,000            115,000
                                                     ----------      ---------         ----------
                                                     $1,410,367      $ 927,743         $1,584,449
                                                     ==========      =========         ==========


                          STRATUS SERVICES GROUP, INC.
                          Notes to Financial Statements
       (Information as of December 31, 1999 and for the Three Months Ended
                    December 31, 1999 and 1998 is unaudited)


Note 11 - Income Taxes

            Deferred tax attributes resulting from differences between financial accounting amounts and tax bases of assets and liabilities follow:


                                                               September 30,     December 31,
                                                             1999       1998         1999
                                                             ----       ----         ----
                                                                                 (unaudited)
                  Current assets and liabilities
                    Allowance for recourse obligation      $ 20,000  $ 318,000    $  28,000
                    Allowance for doubtful accounts         281,000     12,000      281,000
                    Valuation allowance                    (301,000)  (330,000)    (309,000)
                                                           --------  ---------    ---------

                  Net current deferred tax asset
                  (liability)                              $     --  $      --    $      --
                                                           ========   ========    =========

                  Noncurrent assets and liabilities
                    Net operating loss carryforward        $844,000   $683,000    $ 764,000
                    Stock compensation                       29,000     11,000       34,000
                    Depreciation                            (16,000)    (9,000)     (16,000)
                    Valuation allowance                    (857,000)  (685,000)    (782,000)
                                                           --------  ---------     --------

                  Net noncurrent deferred tax asset
                  (liability)                              $     --  $      --    $      --
                                                           ========   ========    =========

            There were no provisions for income taxes for the years ended September 30, 1999 and 1998 and the three months ended December 31, 1999 and 1998 because the Company has net operating loss carryforwards with a corresponding valuation allowance against them. The change in the valuation allowances was an increase of $143,000 and $87,000 and a decrease of $67,000 and $-0- for the years ended September 30, 1999 and 1998 and the three months ended December 31, 1999 and 1998, respectively.


            At September 30, 1999, the Company has available the following federal net operating loss carryforwards for tax purposes:

                  Expiration Date
                    Year Ending
                   September 30,
                   -------------

                       2012                                      $  218,000
                       2018                                       1,491,000
                       2019                                         400,000

            The utilization of the net operating loss carryforwards may be limited due to possible changes in control from private placements.

            The effective tax rate on net loss varies from the statutory federal income tax rate for periods ended September 30, 1999 and 1998.

                                                       1999           1998
                                                       ----           ----

                  Statutory rate                       (34.0)%        (34.0)%
                  State taxes net                       (6.0)          (6.0)
                  Other differences, net                 1.3            0.9
                  Valuation allowance                   38.7           39.1
                                                     -------        -------
                                                          --%            --%
                                                     =======        =======

                          STRATUS SERVICES GROUP, INC.
                          Notes to Financial Statements
       (Information as of December 31, 1999 and for the Three Months Ended
                    December 31, 1999 and 1998 is unaudited)


Note 12 - Commitments and Contingencies

            Office Leases

            The Company leases offices and equipment under various leases expiring through July 31, 2004. Monthly payments under these leases are $20,000.

            The following is a schedule by years of approximate future minimum rental payments required under operating leases that have initial or remaining noncancelable lease terms in excess of one year as of September 30, 1999.

                  For the Years Ending
                      September 30
                      ------------

                          2000                              $   236,000
                          2001                                  207,000
                          2002                                  117,000
                          2003                                   26,000
                          2004                                   22,000


            Rent expense was $342,000, $187,000, $75,000 and $78,000 for the years ended September 30, 1999 and 1998, and the three months ended December 31, 1999 and 1998, respectively.


            Employment Agreements

            The Company has entered into employment agreements with five executives. The terms of the agreements stipulate annual salaries, aggregating $916,000 plus additional bonuses with stock options of 500,000 shares granted and vested over three to four years. The agreement with the Chief Executive Officer is for three years, while the others continue until terminated by the Company. The agreement with the Chief Executive Officer entitles him to severance compensation equal to 2.9 times his base salary.

            Royalpar Industries, Inc. ("Royalpar")

            In connection with the acquisition of certain assets and assumption of certain liabilities of Royalpar, there was an earn-out provision whereby the Company is obligated to pay to Royalpar creditors or disbursing agents an amount equal to 2% or 3% of the Company's income before taxes over a five year period. No amounts are currently due under this provision.

            Other

            Certain stockholders of the Company may have a right to pursue claims against the Company as a result of possible technical violations of the laws and regulations governing the private placement and issuance of securities. In addition, the Company is a defendant in the normal course of business involving a few unfair labor practices. Management believes that the ultimate resolution of these matters will not have a material adverse effect on the Company's financial position and results of operations.

                          STRATUS SERVICES GROUP, INC.
                          Notes to Financial Statements
       (Information as of December 31, 1999 and for the Three Months Ended
                    December 31, 1999 and 1998 is unaudited)


Note 13 - Stock Options and Warrants

            The Company has issued stock options to employees with terms of three to four years. The options may be granted for 534,000 shares.

            Pro forma information regarding net income and earnings per share is required by the Financial Accounting Standards Board Statement ("FASB No. 123"), and has been determined as if the Company had accounted for its employee stock options under the fair value method. The fair value for these options was estimated at the date of grant using the minimum method option pricing model.

            The minimum method option valuation model was developed for use in estimating the fair value of traded options which have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions. Because the Company's employee stock options have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in management's opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its employee stock options.

            The following weighted-average assumptions were used:

                                                          September 30,
                                                      1999           1998
                                                      ----           ----

                  Risk-free interest rate                  5%             6%
                  Dividend yield                           0%             0%
                  Expected life                      4 years        4 years

            For purposes of pro forma disclosures, the estimated fair value of the options is amortized to expense over the options' vesting period. The Company's pro forma information follows:

                                                         For the Years Ended
                                                             September 30,
                                                          1999          1998
                                                          ----          ----

                  Pro forma net loss                  $(1,583,829)  $(2,434,525)
                  Pro forma loss per common share -
                   basic and diluted                  $      (.41)  $      (.68)

            Compensation expense under APB 25 was $46,800 and $26,000 for the years ended September 30, 1999 and 1998, respectively. Deferred compensation at September 30, 1999, was $114,700 to be amortized over the remaining vesting period.

                          STRATUS SERVICES GROUP, INC.
                          Notes to Financial Statements
       (Information as of December 31, 1999 and for the Three Months Ended
                    December 31, 1999 and 1998 is unaudited)


Note 13 - Stock Options and Warrants - (continued)

            A summary of the Company's stock option activity, and related information for the years ended September 30, follows:

                                                                Weighted Average
                                                      Options    Exercise Price
                                                      -------    --------------

                  Outstanding at September 30, 1997         --      $      --
                  Granted                              534,000           2.55
                  Canceled                                  --             --
                  Exercised                                 --             --
                  Outstanding at September 30, 1998    534,000           2.55
                  Granted                                   --             --
                  Canceled                                  --             --
                  Exercised                                 --             --
                                                     ---------      ---------

                  Outstanding at September 30, 1999    534,000      $    2.55
                                                     =========      =========
                  Exercisable at September 30, 1999    230,444      $    2.29
                                                     =========      =========

            The exercise prices range from $1.50 to $4.50 per share.

            The Company has also issued 66,667 warrants to purchase shares at $7.50 per share, expiring in 2003 and 6,667 warrants to purchase shares at $7.50 per share expiring in 2004.

            Following is a summary of the status of stock options outstanding at September 30, 1999:

                    Outstanding Options                        Exercisable Options
                    -------------------                        -------------------

                             Weighted
                              Average           Weighted                   Weighted
      Exercise               Remaining           Average                    Average
        Price    Number   Contractual Life   Exercise Price   Number    Exercise Price
        -----    ------   ----------------   --------------   ------    --------------
      $  1.50   166,667       2.9 years         $  1.50       111,111      $  1.50
         3.00   360,000       2.3 years            3.00       117,500         3.00
         4.50     7,333       2.7 years            4.50         1,833         4.50
                                                             --------
                                                              230,444
                                                             ========

            As of September 30, 1999, no stock options nor warrants have been exercised.

Note 14 - Major Customers


            The Company had two customers who accounted for 30% and 31% of total revenues for the years ended September 30, 1999 and 1998, respectively. Major customers are those who account for more than 10% of total revenues. For the three months ended December 31, 1999 the Company had three customers who accounted for 36% of the total revenues. For the three months ended December 31, 1998, the Company had two customers who accounted for 33% of the total revenues.

                          STRATUS SERVICES GROUP, INC.
                          Notes to Financial Statements
       (Information as of December 31, 1999 and for the Three Months Ended
                    December 31, 1999 and 1998 is unaudited)


Note 15 - Retirement Plans


            The Company maintains two 401(k) savings plans for its employees. The terms of the plan define qualified participants as those with at least three months of service. Employee contributions are discretionary up to a maximum of 15% of compensation. The Company can match up to 20% of the employees' first 5% contributions. The Company's 401(k) expense for the years ended September 30, 1999 and 1998 and the three months ended December 31, 1999 and 1998, were $26,000, $16,000, $7,000 and $7,000 respectively.


            The Company has determined that its 401(k) plans may be disqualified due to operational deficiencies. Management is attempting to remedy the deficiencies. The effects on the Company's financial position and results of operations are not determinable at this time.

Note 16 - Year 2000 Issue

            The Year 2000 Issue is the result of computer programs being written using two digits rather than four to define the applicable year. Any of the Company's operational equipment or internal computer software that have time sensitive programs may recognize a date using "00 as the year 1900 rather than the year 2000. This could result in a system failure or miscalculations causing disruption of operations including, among other things, a temporary inability to process transactions, send invoices, or engage in similar normal business.

            The Company has assessed the implications on its operations of the Year 2000 Issue. At September 30, 1999, the process of evaluating the Company's internal systems was completed and such systems are presently year 2000 compliant. At this time, the Company is satisfied that all of its major vendors have verified or are in the process of verifying to the Company their year 2000 compliance. The Company's internal systems have been updated, where appropriate, to accommodate year 2000 compliance and actual impact of year 2000 compliance on the Company's future results of operations, capital spending, and business operations is not expected to be material.

Note 17 - Private Placement

            The Company raised $1,000,000 gross proceeds through a private placement during the year ended September 30, 1999. Each private placement "unit" was a combination of debt and equity. For each $50,000 unit, the investor received a $50,000 promissory note from the Company and 3,333 shares of the Company's common stock valued at $3.75 per share (see Note 7).

            In August 1999, each private placement participant was offered an additional 10,000 shares of the Company's common stock in exchange for the original debt portion of the unit, thereby exchanging each unit acquired by an investor accepting the offer into 13,333 shares of common stock at $3.75 per share. In connection with this offer, participants representing sixteen units agreed to this offer.

                          STRATUS SERVICES GROUP, INC.
                          Notes to Financial Statements
       (Information as of December 31, 1999 and for the Three Months Ended
                    December 31, 1999 and 1998 is unaudited)


Note 17 - Private Placement - (continued)

            As each private placement investor representing the remaining $200,000 received both debt (in the form of a promissory note payable by the Company) and equity (in the form of the Company's common stock), a portion of the $200,000 face value of the debt was allocated to equity based on the value of $3.75 per share of common stock. As such the company has allocated $133 and $49,867 to common stock and additional paid-in capital, respectively. The remainder of $150,000 was allocated to short-term debt. The difference between the face value and the amount recorded in short-term debt is being accrued to interest expense over the expected life of the debt.

Note 18 - Reverse Stock Split


            The Company's Board of Directors has approved a two for three reverse stock split of common stock to be effective prior to the effective date of the Company's initial public offering of securities. All common stock and per share information has been adjusted to reflect the reverse stock split as if such split had taken place at the beginning of the periods presented.





Note 19 - Subsequent Event


            In November 1999, the Company entered into a debt-equity conversion agreement with B&R (see Note 3) whereby B&R will convert, except for $24,000, the amounts due under the notes payable - acquisition, including accrued interest, into shares of the Company's common stock upon the Company's initial public offering of securities. The number of shares to be issued will be based on the offering price in the initial public offering. The agreement is null and void if the offering does not take place by March 1, 2000.

            In February 2000, the Company and B&R agreed to extend the agreement until March 31, 2000 with a modification whereby $666,000 of the debt will not be converted into shares of the Company's common stock.

Independent Auditors' Report

To the Stockholder of
B&R Employment, Inc.

We have audited the accompanying balance sheets of B&R Employment, Inc. as of December 31, 1998 and 1997, and the related statements of operations, stockholder's deficiency and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of B&R Employment, Inc. as of December 31, 1998 and 1997, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.


                        AMPER, POLITZINER & MATTIA, P.A.

August 20, 1999
Edison, New Jersey

                              B&R EMPLOYMENT, INC.
                                 Balance Sheets
                                  December 31,

                                     Assets

                                                                  1998            1997
                                                                  ----            ----
Current assets
  Cash                                                          $   1,173       $     936
  Due from factor                                                  81,548         170,108
  Accounts receivable - in house, net of allowance
    for doubtful accounts of $42,113 and $-0-                          --           4,598
  Unbilled receivables                                                 --          25,516
  Due from affiliate - net of allowance for doubtful
    accounts of $329,724 and $-0-                                      --         122,411
                                                                ---------       ---------
                                                                   82,721         323,569
Property and equipment, net of
  accumulated depreciation                                          8,039          14,039
                                                                ---------       ---------

                                                                $  90,760       $ 337,608
                                                                =========       =========

                      Liabilities and Stockholder's Equity

Current liabilities
  Accounts payable                                              $  79,280       $  79,230
  Accrued payroll and payroll taxes payable                        42,467          16,964
  Due to insurance company                                         70,000         115,000
                                                                ---------       ---------
                                                                  191,747         211,194
Stockholder's (deficiency) equity
  Common stock, no par value, 1,000 shares
  authorized, 100 shares issued and outstanding                     1,000           1,000
  (Accumulated deficit) retained earnings                        (101,987)        125,414
                                                                ---------       ---------
    Total stockholder's (deficiency) equity                      (100,987)        126,414
                                                                ---------       ---------

                                                                $  90,760       $ 337,608
                                                                =========       =========

                See accompanying notes to financial statements.

                              B&R EMPLOYMENT, INC.
                            Statements of Operations
                        For the Years Ended December 31,

                                                     1998               1997
                                                     ----               ----

Revenues                                         $ 4,668,089        $ 4,367,050

Cost of revenue                                    3,246,769          3,002,725
                                                 -----------        -----------

Gross profit                                       1,421,320          1,364,325

Selling, general, and administrative
  expenses                                         1,503,645          1,074,168
                                                 -----------        -----------

Earnings (loss) from operations                      (82,325)           290,157
                                                 -----------        -----------

Other income (expense)
  Interest expense                                    (5,995)                --
  Other income                                        45,541                 --
  Finance charges                                   (174,800)          (164,829)
                                                 -----------        -----------
                                                    (135,254)          (164,829)
                                                 -----------        -----------

Net (loss) income                                $  (217,579)       $   125,328
                                                 ===========        ===========

                See accompanying notes to financial statements.

                              B&R Employment, Inc.
                      Statement of Stockholder's Deficiency
                        For the Years Ended December 31,

                                       Common         Retained Earnings
                                        Stock       (Accumulated Deficit)        Total
                                        -----       ---------------------        -----

Balance - December 31, 1996            $   1,000         $      86             $   1,086

Net income                                    --           125,328               125,328
                                       ---------         ---------             ---------

Balance - December 31, 1997                1,000           125,414               126,414

Net (loss)                                    --          (217,579)             (217,579)

Stockholder's distributions                   --            (9,822)               (9,822)
                                       ---------         ---------             ---------

Balance - December 31, 1998            $   1,000         $(101,987)            $(100,987)
                                       =========         =========             =========

                See accompanying notes to financial statements.

                              B&R EMPLOYMENT, INC.
                            Statements of Cash Flows
                        For the Years Ended December 31,

                                                         1998            1997
                                                         ----            ----
Cash flows from operating activities
  Net income (loss)                                    $(217,579)      $ 125,328
                                                       ---------       ---------
  Adjustments to reconcile net income (loss) to net
    cash from operating activities
      Depreciation and amortization                        6,300             499
  Changes in operating assets and liabilities
    Accounts receivable - in house                         4,598         357,724
    Due from factor                                       88,560        (170,108)
    Unbilled receivables                                  25,516         (25,516)
    Due to/from affiliate                                122,411        (134,612)
    Accounts payable                                          50        (102,224)
    Accrued payroll and payroll taxes                     25,503        (150,671)
    Due to insurance company                             (45,000)        115,000
                                                       ---------       ---------
      Total adjustments                                  227,938        (109,908)
                                                       ---------       ---------
                                                          10,359          15,420
                                                       ---------       ---------

Cash flows from investing activities
  Purchase of property and equipment                        (300)        (14,484)
                                                       ---------       ---------

Cash flows from financing activities
  Stockholders' distributions                             (9,822)             --
                                                       ---------       ---------
                                                          (9,822)             --
                                                       ---------       ---------

Net change in cash                                           237             936

Cash - beginning                                             936              --
                                                       ---------       ---------

Cash - ending                                          $   1,173       $     936
                                                       =========       =========

Supplemental disclosure of cash paid
  Interest                                             $   5,995       $      --

                See accompanying notes to financial statements.

                              B&R EMPLOYMENT, INC.
                          Notes to Financial Statements

Note 1 - Nature of Operations and Summary of Significant Accounting Policies Operations

            The Company was incorporated in August 16, 1995, for the purpose of providing temporary staffing services. The Company provides qualified staff for customers from its three offices in Delaware.

            The Company's customers are in various industries and are located in Delaware, Maryland and Pennsylvania. Credit is granted to substantially all customers. No collateral is maintained.

            Revenue Recognition

            The company recognizes revenue as the services are performed by its workforce. The company's customers are billed weekly. At balance sheet dates there may be accruals for unbilled receivables and related compensation costs.

            Use of Estimates

            The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

            Property and Equipment

            Property and equipment is stated at cost, less accumulated depreciation. Depreciation is provided over the estimated useful lives of the assets as follows:

                                                                      Estimated
                                                   Method            Useful Life
                                                   ------            -----------

                  Furniture and fixtures      Declining balance      5 - 7 years
                  Leasehold improvements        Straight-line            3 years

            Factoring

            The Company's factoring agreement (see Note 2) with a financing institution ("factor") has been accounted for as a sale of receivables under Statement of Financial Accounting Standards No. 125 "Accounting for Transfers and Services of Financial Assets and Extinguishment of Liabilities."

            Income Taxes

            The Company has elected to be taxed as a S-Corporation for federal and state tax purposes. Under this election, substantially all of the profits, losses, credits and deductions of the Company are passed through to the individual stockholder. There is no provision for corporate income taxes.

            Advertising Costs

            Advertising costs are expensed as incurred. The expense for the years ended December 31, 1998 and 1997, were $29,000 and $42,000, respectively.

                              B&R EMPLOYMENT, INC.
                          Notes to Financial Statements

Note 2 - Factoring Agreement

            The Company has a factoring agreement with a financing institution ("factor") under which it may sell qualified trade accounts receivable, with limited recourse provisions. The agreement, which expired December 31, 1998, required the Company to repurchase or replace any receivables remaining uncollected for more than 90 days. During the years ended December 31, 1998 and 1997, the gross proceeds resulting from the sale of receivables were $4,668,000 and $2,035,000, respectively. As of December 31, 1998 and 1997, $658,000 and $622,000, respectively of the receivables sold to the factor had not been collected.

Note 3 - Property and Equipment

                                                      December 31,
                                                   1998         1997
                                                   ----         ----

                  Furniture and fixtures          $ 7,359      $ 7,059
                  Leasehold improvements            7,500        7,500
                                                  -------      -------
                                                   14,859       14,559
                  Accumulated depreciation          6,820          520
                                                  -------      -------
                  Net property and equipment      $ 8,039      $14,039
                                                  =======      =======

Note 4 - Related Party Transaction

            Rent

            The Company rents on a month-to-month basis one of its office facilities from its sole stockholder at an annual rental of $14,000. Rent expense was $37,208 and $25,400 for the years ended December 31, 1998 and 1997, respectively.

            Expenses

            An affiliated company, also owned 100% by the Company's stockholder paid certain expenses including salaries, payroll taxes, employee benefits, rent, selling, advertising, utilities, professional and other administrative expenses on behalf of the Company. For the years ended December 31, 1998 and 1997, $1,217,000 and $1,600,000 was advanced to the affiliate. As of December 31, 1997, the amount was expected to be collected in the normal course of business. For the years ended December 31, 1998 and 1997, $1,009,000 and $1,457,000 of expenses respectively were allocated to the Company from this affiliate. At December 31, 1998, the amount due from the affiliate was fully reserved and $329,724 was charged to operations.

Note 5 - Major Customer

            The Company had one customer who accounted for 11% of total revenues for the year ended December 31, 1998. Major customers are those who account for more than 10% of total revenues. There were no major customers for the year ended December 31, 1997.

Note 6 - Commitments and Contingencies

            In June 1999, an insurance company filed a lawsuit against the Company. The suit alleges that the insurance company is owed unpaid workers' compensation premiums. In July 1999, the Company, through its attorneys, negotiated a settlement of $70,000, which is reflected as due to insurance company in current liabilities. The payment terms of the settlement are currently under negotiations. Management believes that the ultimate resolution of this matter will not have a material adverse effect upon the Company's financial position or results of operations.

                              B&R EMPLOYMENT, INC.
                          Notes to Financial Statements

Note 7 - Year 2000 Issue

            The Year 2000 Issue is the result of computer programs being written using two digits rather than four to define the applicable year. Any of the Company's operational equipment or internal computer software that have time sensitive programs may recognize a date using "00 as the year 1900 rather than the year 2000. This could result in a system failure or miscalculations causing disruption of operations including, among other things, a temporary inability to process transactions, send invoices, or engage in similar normal business.

            The Company has assessed the implications on its operations of the Year 2000 Issue. At December 31, 1998, the process of evaluating the Company's internal systems was completed. All systems are presently Year 2000 compliant. At this time the Company is satisfied that all of its major vendors have or are in the process of verifying to the Company their Year 2000 compliance. The Company's internal systems have been updated, where appropriate, to accommodate Year 2000 compliance. The actual impact of Year 2000 compliance on the Company's future results of operations, capital spending, and business operations is not expected to be material.

Note 8 - Subsequent Events

            On January 4, 1999, the Company entered into an asset purchase agreement with Stratus Services Group, Inc. ("Stratus"). The Company sold certain assets including office equipment, furniture and fixtures, sales and operating records, customer contracts and agreements, vendor lists, and seller's licenses and certificates. The sale price was $2,400,000, consisting of two notes aggregating $1,800,000 and the issuance of 52,000 shares of Stratus' common stock. The Company has a put option to sell these shares back to Stratus at $10 per share, provided that Stratus does not conduct an initial public offering within 24 months. A payment of $269,000 was made on the notes and an accounts receivable adjustment of $131,000 resulting in a balance of $1,210,000 to be paid 30 days after the successful completion of the initial public offering or March 1, 2000, whichever is sooner. The remaining note of $270,000 is payable in eight monthly principal and interest installments of $37,656 commencing 90 days after payment of the first note. In addition, Stratus purchased outstanding accounts receivable from the Company's factor of $658,000 (see Note 2).

            The Company will continue to exist in order to collect the proceeds of the notes receivable and liquidate its debt.

                          STRATUS SERVICES GROUP, INC.
              UNAUDITED PRO FORMA CONDENSED STATEMENT OF OPERATIONS
                      For the Year Ended September 30, 1998

                                              For the Year Ended              Pro Forma
                                    September 30, 1998  December 31, 1998    Adjustments              Pro Forma
                                         Stratus             B & R
                                       ------------       ------------      ------------             ------------
Revenues                               $ 24,919,639       $  4,668,089      $         --             $ 29,587,728

Cost of revenue                          20,329,718          3,246,769                --               23,576,487
                                       ------------       ------------      ------------             ------------
Gross Profit                              4,589,921          1,421,320                --                6,011,241

Operating Expenses                        6,462,976          1,503,645          160,993(a)              8,127,614
                                       ------------       ------------      ------------             ------------

(Loss) from operations                   (1,873,055)           (82,325)         (160,993)              (2,116,373)

Other income (expenses):
  Finance charges                          (524,649)         (174,800)                --                 (699,449)
  Interest expense                          (48,170)           (5,995)          (154,788)(b)             (208,953)
  Other income                               33,729             45,541                --                   79,270
                                       ------------       ------------      ------------             ------------
                                           (539,090)         (135,254)          (154,788)                (829,132)

Net (Loss)                             ($ 2,412,145)      ($   217,579)     $   (315,781)            ($ 2,945,505)
                                       ============       ============      ============             ============

Pro forma loss per common share -
  Basic Diluted                                                                                      $       (.82)

Weighted average shares used in computing
  Pro forma loss per common share -
  Basic and Diluted                                                                                     3,602,086

             See accompanying notes to unaudited pro forma condensed
                            statements of operations

                          STRATUS SERVICES GROUP, INC.
              UNAUDITED PRO FORMA CONDENSED STATEMENT OF OPERATIONS
                      For the Year Ended September 30, 1999

                                            For the Year ended     For the three months
                                            September 30, 1999   ended December 31, 1998      Pro Forma
                                                 Stratus                  B & R              Adjustments        Pro Forma
                                               ------------            ------------          ------------      ------------
Revenues                                       $ 30,042,751            $  1,333,791           $        --       $31,376,542

Cost of revenue                                  23,677,093               1,007,407                    --        24,684,500
                                               ------------            ------------          ------------      ------------
Gross Profit                                      6,365,658                 326,384                    --         6,692,042

Operating Expenses                                6,883,610                 302,216                40,428(a)      7,226,254
                                               ------------            ------------          ------------      ------------


(Loss) from operations                             (517,952)                 24,168               (40,428)         (534,212)
                                               ------------

Other income (expenses):
  Finance charges                                  (722,020)                (39,297)                   --          (761,317)
  Interest expense                                 (309,257)                 (5,748)              (39,043)(b)      (354,048)
  Other income                                       22,186                      --                    --            22,186
                                               ------------            ------------          ------------      ------------
                                                 (1,009,091)                (45,045)              (39,043)       (1,093,179)
                                               ------------            ------------          ------------      ------------

Net (Loss)                                     $ (1,527,043)           ($    20,877)         ($    79,471)     ($ 1,627,391)
                                               ============            ============          ============      ============

Pro forma loss per common share -
  Basic Diluted                                                                                                 $      (.43)

Weighted average shares used in computing
  Pro forma loss per common share -
  Basic and Diluted                                                                                               3,828,530

             See accompanying notes to unaudited pro forma condensed
                            statements of operations

                          STRATUS SERVICES GROUP, INC.
         NOTES TO UNAUDITED PRO FORMA CONDENSED STATEMENTS OF OPERATIONS

NOTE 1 -- Basis of Presentation

            The unaudited pro forma condensed statements of operations present the accounts of Stratus Services Group, Inc. ("Stratus") and B&R Employment, Inc. ("B&R") as if the acquisition of B&R by Stratus occurred on October 1, 1997. The pro forma statements of operations should be read in conjunction with the historical financial statements of Stratus and B&R and "Management's Discussion and Analysis of Financial Condition and Results of Operations" included elsewhere in this Prospectus. The results of operations of B&R have been included in the results of operations of Stratus from January 4, 1999, the date of the acquisition.

            For the year ended September 30, 1998, the unaudited pro forma condensed statement of operations includes Stratus with year end of September 30, 1998 and B&R with a December 31, 1998 year end.

            For the year ended September 30, 1999, the unaudited pro forma condensed statement of operations include B & R operations from January 4, 1999 included in Stratus plus B & R unaudited three months ended December 31, 1998.

            The pro forma condensed statements of operations (unaudited) for the year ended September 30, 1998 and 1999 do not purport to be indicative of the results that actually would have been obtained if operations were combined at the beginning of the fiscal year ended September 30, 1998, and this presentation is not intended to be a projection of future results or trends.

NOTE 2 - Pro Forma Adjustments

            The following adjustments would be required if the acquisition occurred as indicated above:

                  (a)   Reflects the amortization of goodwill;

                  (b) Reflects interest expense on the notes payable to B&R in incurred in connection with the acquisition.

      Until       , 2000 (25 days after the date of this Prospectus) all dealers effecting transactions in the registered securities, whether or not participating in this distribution, may be required to deliver a Prospectus. This is in addition to the obligation of dealers to deliver a Prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                          STRATUS SERVICES GROUP, INC.

                                1,300,000 Shares

                                  Common Stock

                                   PROSPECTUS

                            Hornblower & Weeks, Inc.
                            Dirks & Company, Inc.

                                     , 2000

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24. Indemnification of Directors and Officers.

Delaware General Corporation Law, Section 102(b)(7), authorizes a corporation to eliminate or limit personal liability of members of its board of directors for violations of a director's fiduciary duty of care. Such elimination or limitation of personal liability is not permitted, however, where there has been a breach of the duty of loyalty, failure to act in good faith, intentional misconduct or knowing violation of law, or payment of a dividend or approval of a stock repurchase which was deemed illegal or where a director obtains an improper personal benefit.

The Registrant's Certificate of Incorporation (filed as Exhibit 3.1 to this Registration Statement) provides that a director of the Company shall, to the maximum extent permitted by Section 102(b)(7) or any successor provision or provisions, have no personal liability to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director.

Delaware General Corporation Law, Section 145, permits a corporation organized under Delaware law to indemnify directors and officers with respect to any matter in which the director or officer acted in good faith and in a manner he reasonably believed to be not opposed to the best interests of the corporation and, with respect to any criminal action, had no reasonable cause to believe his conduct was unlawful.

The Registrant's Certificate of Incorporation and Bylaws (filed as Exhibit 3.2 to this Registration Statement) provides that any director or officer of the Company involved in any action, suit or proceeding, the basis of which is alleged action or inaction by such director or officer while he was acting in an official capacity as a director or officer of the Registrant or as a director, trustee, officer, employee or agent of another entity at the request of the Registrant, shall be indemnified and held harmless by the Registrant to the fullest extent permitted by Section 145 against all expense, liability and loss reasonably incurred or suffered by such person in connection therewith. Such indemnification as to such alleged action or inaction continues as to an indemnitee who has after such alleged action or inaction ceased to be a director or officer of the Registrant or a director, officer, trustee, employee or agent of such other entity and inures to the benefit of the indemnitee's heirs, executors and administrators. The Certificate of Incorporation also provides that the right to indemnification shall be a contract right which shall not be affected adversely as to any indemnitee by any amendment to the Certificate of Incorporation with respect to any action or inaction occurring prior to such amendment and shall include, unless otherwise restricted or prohibited by law or the Registrant's By-laws, the right to be paid by the Registrant for expenses incurred in defending any such proceeding in advance of its final disposition. The Registrant's Board of Directors may also grant these indemnification rights to any employee or agent of the Registrant or to any person who is or was a director, officer, employee or agent of the Registrant's affiliates, predecessors or subsidiaries.

Reference is made to the Underwriting Agreement, the proposed form of which is filed as Exhibit 1 to the Registration Statement, which contains certain provisions for the indemnification by the Underwriter of the Registrant and the director and officers of the Registrant who signed the Registration Statement against certain liabilities, including civil liabilities, under the Securities Act of 1933. The Underwriting Agreement also contains certain provisions for the indemnification by the Registrant of, among others, persons who control the Underwriter against certain liabilities, including civil liabilities under the Securities Act of 1933.

Item 25. Other Expenses of Issuance and Distribution.

The following table sets forth the expenses, all of which are being paid by the Registrant, in connection with this offering. All the fees are estimates except the Securities and Exchange Commission Registration fee, the NASD filing fee and the Nasdaq Smallcap fee.


Registration fee - Securities and Exchange Commission.............   $     3,941
NASD filing fee...................................................         1,918
Nasdaq Smallcap fee...............................................        10,000
Accounting fees and expenses......................................       150,000
Legal fees and expenses...........................................       100,000
Blue sky fees and expenses, including legal fees..................        35,000
Printing; stock certificates......................................       125,000
Transfer agent and registrar fees.................................         5,000
Non-accountable expense allowance.................................       234,000
Miscellaneous.....................................................        10,000
                                                                     -----------
  Total............................................................  $   674,859
                                                                     ===========


Item 26. Recent Sales of Unregistered Securities.

All shares of Common Stock and the exercise price of warrants and options have been adjusted to reflect a 2-for-3 reverse split to be effected prior to the effective date of this Registration Statement.

Between April 4, 1997 and September 1, 1997, Joseph J. Raymond, Michael J. Rutkin and other investors contributed capital amounting in aggregate to approximately $125,000 to purchase the assets of Royalpar Industries, Inc. In exchange for their investment, these initial investors, each of whom was an executive or management level employee or a relative of an executive or management employee of the Registrant, were issued 2,486,667 shares of Common Stock of the Registrant resulting in a price per share of $0.075. Based upon its familiarity with the investors, the Registrant determined that each investor had such knowledge and experience in financial and business matters to enable the investor to evaluate the merits and risks of the investments. The issuance and sale of these securities was made in reliance on an exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended (the "Securities Act") as a transaction not involving any public offering.

Below is a chart showing these initial investors, the number of shares issued to them, and the date of issue.

Date                        Name/Entity                                  Shares
----                        -----------                                  ------
4/4/97       Rutkin, Michael J.                                              667
9/1/97       Raymond, Sr., Joseph J.                                   1,736,000
9/1/97       Kingston Family Revocable Trust                              33,333
9/1/97       Sahyoun, Charles A.                                         220,000
9/1/97       Foley, Thomas                                                 8,333
9/1/97       Abruzzese, Arthur                                             8,333
9/1/97       Porzio, Eugene Robert                                         8,333
9/1/97       Ribaudo, Alfonso                                              8,333
9/1/97       Rutkin, Michael J.                                          333,333
9/1/97       Feidt, Don W.                                                20,000
9/1/97       Schneider, Frank Jr.                                         16,667
9/1/97       Townsend, Donna A.                                              667
9/1/97       Zomak, Beth S.                                                  667
9/1/97       Barbara A. Danner Miglio as cutodian of                         333

             Eugene Miglio IV
9/1/97       Barbara A. Danner Miglio as custodian of
             Anna Marcella Miglio                                            333
9/1/97       Sullivan, Rani L.                                               667
9/1/97       Raymond, J. Todd, trustee for I. Lynch                       26,667
9/1/97       Raymond, J. Todd                                             16,667
9/1/97       Maltzman, Scott A.                                              667
9/1/97       Maltzman, Michael A. & Valerie M.                            46,667

On September 1, 1997, the Registrant issued to 33 purchasers, units ("Phase I Units"), comprised of 8,667 shares of Common Stock of the Registrant at a price of $.075 per share for a total price per unit of $650. Thirty-four and one-half units were sold resulting in the sale of 299,000 shares of Common Stock and gross proceeds of $22,425. In connection with the offering, (i) based on financial information provided by the investors, the Registrant determined that each investor was an "Accredited Investor" (as that term is defined under Regulation D promulgated under the Securities Act), (ii) each investor signed a written agreement that the Phase I Units which he purchased would not be sold without registration under the Securities Act, except in reliance upon an exemption therefrom, and (iii) the Registrant did not engage in any general solicitation or general advertisement for the issuance. Based upon representations made by the investors as to their experience in financial and business matters, the Registrant determined that each investor had the ability to evaluate the merits and risks of the investment. The issuance and sale of these securities was made in reliance on the exemption provided by Section 4(2) of the Securities Act as a transaction not involving any public offering.

On August 11, 1997, the Registrant issued 133,333 shares of Common Stock to each of Congress Financial Corporation and AGR Financial, L.L.C. (collectively, "Congress and AGR") in consideration for Congress' and AGR's consent to the acquisition of assets from Royalpar Industries, Inc. and its release of liens on certain of the acquired assets. In connection with the offering, (i) based on the status of Congress and AGR as large financial institutions and representations made by Congress and AGR, the Registrant determined that each of Congress and AGR was an Accredited Investor (as that term is defined under Regulation D promulgated under the Securities Act) and each had the ability to evaluate the merits and risks of the investment, (ii) both Congress and AGR represented that the securities acquired could not be sold without registration under the Securities Act, except in reliance upon an exemption therefrom, and
(iii) the Registrant did not engage in any general solicitation or advertisement for the issuance. The issuance and sale of these securities were made in reliance on the exemption provided by Section 4(2) of the Securities Act, as a transaction not involving any public offering.

On September 1, 1997, the Registrant issued 291,666 shares of Common Stock to 8 creditors (the "Creditors") in consideration for their consent to the acquisition of assets by the Registrant from Royalpar Industries, Inc. of the acquired assets. Based upon the Registrant's familiarity with the Creditors, the Registrant determined that each Creditor had such knowledge and experience in financial and business matters as to enable the Creditor to evaluate the merits and risks of the investment. The issuance and sale of these securities were made in reliance on the exemption provided by Section 4(2) promulgated under the Securities Act as a transaction not involving any public offering.

On January 1, 1998, the Registrant issued a cumulative total of 8,400 shares of Common Stock to 20 employees as bonuses for efforts contributing to the continuing success and growth of the Registrant in 1997. The issuance of these securities was made without payment to the Registrant of any consideration and therefore was not a "sale" within the meaning of, and not subject to, Section 5 of the Securities Act.

Between December 1, 1997 and September 1, 1998, the Registrant issued to 43 purchasers, units ("Phase II Units"), comprised of 13,333 shares of Common Stock at a price of $3.75 per share for a total price per unit of $50,000. Twenty-two and one half units were sold resulting in gross proceeds of $1,125,000. In connection with the offering, (a) based upon information provided by the investors and its familiarity with certain investors, the Registrant determined that each investor was an "Accredited Investor" (as that term is defined under Regulation D promulgated under the Securities Act of 1933, as amended), (b) each investor signed a written agreement stating that the Phase II Units which he purchased would not be sold without registration under the Securities Act, except in reliance upon an exemption therefrom, and (c) the Registrant did not engage in any general solicitation or general advertisement for the issuance. The issuance and sale of these securities was made in reliance on the exemption provided by Rule 506 of Regulation D promulgated under the Securities Act.

In connection with the offering of Phase II Units, the Registrant issued a cumulative total of 70,000 shares of Common Stock to nineteen individuals who assisted the Registrant in locating investors for the offering. Based upon its familiarity with each of the individuals, the Registrant determined that each such individual had such knowledge and experience in financial and business matters as to enable such individual to evaluate the merits and risks of the investment. The issuance of these securities was made in reliance on Section 4(2) of the Securities Act as a transaction not involving any public offering.

On January 1, 1999, the Registrant issued 34,667 shares of Common Stock to B & R Employment Inc. in partial consideration for substantially all of the assets of B & R Employment Inc. In addition to these shares, the Registrant also granted to B & R Employment Inc., in the event the Registrant does not conduct an initial public offering of Common Stock within 24 months of the closing of the Asset Purchase Agreement between the Registrant and B & R Employment Inc., an option to sell its stock to the Registrant at $15 per share. Based upon representations made by B&R and the Registrant's familiarity with B&R, the Registrant determined that B&R had such knowledge and experience in financial and business matters as to enable it to evaluate the merits and risks of the investment. The issuance and sale of these securities was made in reliance on the exemption provided by Section 4(2) of the Securities Act as a transaction not involving any public offering.

During June 1999, the Registrant issued to 11 purchasers, units, each consisting of a $50,000 Promissory Note and 3,333 shares of Common Stock of the Registrant. The price per unit was $50,000. Sixteen and one-half (16-1/2) units were sold resulting in gross proceeds of $825,000. The proceeds were used to meet the working capital requirements and expenditures of the Registrant in preparing for its initial public offering of Common Stock. In connection with the offering (a) based upon financial information provided by the investors, the Registrant determined that each investor was an "Accredited Investor" (as that term is defined under Regulation D promulgated under the Securities Act of 1933, as amended), (b) each investor signed a written agreement stating that the units which he purchased would not be sold without registration under the Securities Act and (c) the Registrant did not engage in any general solicitation or general advertisement in conducting this offering. The issuance and sale of these securities was made in reliance on the exemption provided by Rule 506 of Regulation D promulgated under the Securities Act.

Between September 1, 1997 and December 2, 1998, the Registrant issued options to purchase an aggregate of 534,000 shares of Common Stock to eight of its employees. Based upon its familiarity with each of the individuals, the Registrant determined that each such individual had such knowledge and experience in financial and business matters as to enable such individual to evaluate the merits and risks of the investment. The issuance of these securities was made in reliance on the exception provided in Section 4(2) of the Securities Act as a transaction not involving any public offering.

Between November 23, 1998 and December 2, 1998 the Registrant issued warrants to acquire 66,666 shares of Common Stock to five individuals in consideration for their making loans to the Registrant. Based upon its familiarity with each of the individuals, the Registrant determined that each such individual had such knowledge and experience in financial and business matters as to enable such individual to evaluate the merits and risks of the investment. The issuance of these securities was made in reliance upon Section 4(2) of the Securities Act as a transaction not involving any public offering.

Between May 1999 and September 1999, the Registrant issued 436,959 shares of common stock to 15 creditors in connection with the conversions to equity of indebtedness owed to the creditors including 14,870 shares issued to Joseph J. Raymond our CEO and 116,533 shares issued to Joseph J. Raymond, Jr. Based upon information provided by the creditors and the Registrant's familiarity with each of the creditors, the Registrant determined that each creditor was an "Accredited Investor" (as that term is defined under Regulation D promulgated under the Securities Act of 1933, as amended). The issuance and sale of these securities was made in reliance on the exemption provided by Rule 506 of Regulation D promulgated under the Securities Act.


In each of the offerings described above that were made in reliance upon Section 4(2) of the Securities Act, the Registrant determined that each purchaser was sophisticated and had access to the type of information that would generally be available in a registration statement filed under the Securities Act in connection with such an offering.

Item 27. Exhibits and Financial Statement Schedules.

(a)   Exhibits

Exhibit Number      Exhibit Description


1.1         Underwriting Agreement (filed herewith).

1.2 Form of Underwriter's Warrant Agreement, including form of warrant certificate (filed herewith).


2.1 Asset Purchase Agreement, dated July 9, 1997, among Stratus Services Group, Inc. and Royalpar Industries, Inc., Ewing Technical Design, Inc., LPL Technical Services, Inc. and Mainstream Engineering Company, Inc., as amended by Amendment No. 1 to the Asset Purchase Agreement, dated as of July 29, 1997. (filed with Amendment No. 1).

2.2 Asset Purchase Agreement, effective January 1, 1999, by and between Stratus Services Group, Inc. and B&R Employment Inc. (filed with Amendment No. 1).

3.1 Proposed Form of Amended and Restated Certificate of Incorporation of the Registrant (filed with Amendment No. 1).

3.2 By-Laws of the Registrant to be effective upon completion of offering (filed with Amendment No. 1).

4.1 Specimen Common Stock Certificate of the Registrant (filed with Amendment No. 1).

4.2.1 Warrant for the Purchase of 10,000 Shares of Common Stock of Stratus Services Group, Inc., dated November 30, 1998, between Alan Zelinsky and Stratus Services Group, Inc., and supplemental letter thereto dated December 2, 1998 (filed with Amendment No. 1).

4.2.2. Warrant for the Purchase of 40,000 Shares of Common Stock of Stratus Services Group, Inc., dated November 23, 1998, between David Spearman and Stratus Services Group, Inc. (filed with Amendment No.
            1).

4.2.3 Warrant for the Purchase of 10,000 Shares of Common Stock of Stratus Services Group, Inc., dated November 30, 1998, between Sanford I. Feld and Stratus Services Group, Inc., and supplemental letter thereto dated December 2, 1998 (filed with Amendment No. 1).

4.2.4 Warrant for the Purchase of 20,000 Shares of Common Stock of Stratus Services Group, Inc., dated November 30, 1998, between Peter DiPasqua, Jr. and Stratus Services Group, Inc. (filed with Amendment No. 1).

4.2.5 Warrant for the Purchase of 20,000 Shares of Common Stock of Stratus Services Group, Inc., dated December 2, 1998, between Shlomo Appel and Stratus Services Group, Inc. (filed with Amendment No. 1).

5.1 Opinion of Giordano, Halleran & Ciesla, a Professional Corporation, including consent of such counsel.*

10.1.1 Employment Agreement, dated September 1, 1997, between Stratus Services Group, Inc. and Joseph J. Raymond (filed with Amendment No.
            1).

10.1.2 Executive Employment Agreement, dated September 1, 1997, between Stratus Services Group, Inc. and J. Todd Raymond, Esq. (filed with Amendment No. 1).

10.1.3 Executive Employment Agreement, dated December 1, 1997, between Stratus Services Group, Inc. and Charles A. Sahyoun (filed with Amendment No. 1).

10.1.4 Executive Employment Agreement, dated April 17, 1998, between Stratus Services Group, Inc. and Mark S. Levine (filed with Amendment No. 1).

10.1.5 Executive Employment Agreement, dated May 7, 1998, between Stratus Services Group, Inc. and A.

            George Komer (filed with Amendment No. 1).

10.1.6 Executive Employment Agreement, dated September 1, 1997 between Stratus Services Group, Inc. and Michael A. Maltzman (filed with Amendment No. 1).

10.1.7 Consulting Agreement, dated as of August 11, 1997, between Stratus Services Group, Inc. and Jeffrey Raymond (filed with Amendment No.
            1).

10.2 Lease, effective June 1, 1998, for offices located at 500 Craig Road, Manalapan, New Jersey 07726. (filed with Amendment No. 1).

10.3 Sale and Purchase Agreement, dated August 11, 1997, between AGR Financial, LLC and Stratus Services Group, Inc., with supplemental letter thereto dated January 8, 1999. (filed with Amendment No. 1).

10.4.1 Promissory Note in the amount of $250,000, dated October 14, 1998, between Stratus Services Group, Inc. and J. Todd Raymond, Esq., Trustee with Powers of Attorney (filed with Amendment No. 1).

10.5.1 Registration Rights Agreement, dated August, 1997, by and among Stratus Services Group, Inc. and AGR Financial, L.L.C. (filed with Amendment No. 1).

10.5.2 Registration Rights Agreement, dated August, 1997, by and among Stratus Services Group, Inc. and Congress Financial Corporation (Western). (filed with Amendment No. 1).

10.6.1 Stock Purchase and Investor Agreement, dated August, 1997, by and between Stratus Services Group, Inc. and Congress Financial Corporation (Western). (filed with Amendment No. 1).

10.6.2 Stock Purchase and Investor Agreement, dated August, 1997, by and among Stratus Services Group, Inc. and AGR Financial, L.L.C. (filed with Amendment No. 1).

10.7        1999 Equity Incentive Plan (filed with Amendment No. 1).


10.8 Debt to Equity Conversion Agreement by and between Stratus Services Group and B & R Employment, Inc. (filed with Amendment No. 3)


23.1        Consent of Amper, Politziner & Mattia, LLP. (filed herewith).

23.2        Consent of Giordano, Halleran & Ciesla, P.C. (filed with Exhibit
            5.1).


24 Powers of Attorney of officers and directors of the Company [included in the signature page to the Registration Statement amended by Amendment No. 5].

27.1 Financial Data Schedule for the 12 months ended September 30, 1998 (filed with Amendment No. 3).

27.2 Financial Data Schedule for 12 months ended September 30, 1999 (filed with Amendment No. 3).

27.3 Financial Data Schedule for three months ended December 31, 1999 (filed with Amendment No. 4).


*To be filed by amendment.

Item 28. Undertakings.

The undersigned Registrant hereby undertakes:

      (a) To provide to the underwriter at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

      (b) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by the Registrant is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(c)   The undersigned registrant hereby undertakes that:

            (1) For the purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

            (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and has duly caused this Amendment No. 5 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Township of Manalapan, the State of New Jersey, on February 11, 2000.

                                            STRATUS SERVICES GROUP, INC.

                                        By: /s/ Joseph J. Raymond
                                            ------------------------------------
                                            Joseph J. Raymond
                                            Chairman and Chief Executive Officer

Pursuant to the requirements of the Securities Exchange Act of 1933, this Registration Statement has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.


           Name                                   Title                         Date
           ----                                   -----                         ----
/s/ Joseph J. Raymond               Chairman, Chief Executive Officer      February 11, 2000
--------------------------------    (Principal Executive Officer)
Joseph J. Raymond


/s/ Michael A. Maltzman             Vice President and Chief Financial     February 11, 2000
--------------------------------    Officer (Principal Financing and
Michael A. Maltzman                 Accounting Officer)

             *                      Director                               February 11, 2000
--------------------------------
Michael J. Rutkin

             *                      Director                               February 11, 2000
--------------------------------
H. Robert Kingston

             *                      Director                               February 11, 2000
--------------------------------
Donald W. Feidt

             *                      Director                               February 11, 2000
--------------------------------
Sanford I. Feld


*By: /s/ Joseph J. Raymond
     ---------------------------
     Joseph J. Raymond
     As Attorney in Fact